                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                               CAMBREX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[CAMBREX LOGO]

                              CAMBREX CORPORATION

                                                                  March 22, 2004

Dear Stockholder,

     You are cordially invited to attend the Annual Meeting of Stockholders of Cambrex Corporation. This year's meeting will be held on Thursday, April 22, at 1:00 P.M. in the Seminar Room at the Sheraton Meadowlands Hotel, Two Meadowlands Plaza, East Rutherford, New Jersey. Your Board of Directors and management look forward to greeting personally those shareholders that are able to attend.

     At this year's meeting, in addition to the election of four directors, and ratification of the Company's auditors, PricewaterhouseCoopers LLP, you will be asked to approve the 2004 Incentive Plan. Your Board of Directors recommends that you vote FOR these proposals that are more fully described in the accompanying proxy statement.

     Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible. The enclosed proxy card contains instructions regarding voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the meeting and vote your shares in person.

                                          Sincerely,

                                          James A. Mack
                                          Chairman, President and
                                          Chief Executive Officer

[CAMBREX LOGO]

                              CAMBREX CORPORATION

                            ------------------------

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 22, 2004

     Notice Is Hereby Given that the 2004 Annual Meeting of Stockholders of Cambrex Corporation (the "Company") will be held in the Seminar Room at the Sheraton Meadowlands Hotel, Two Meadowlands Plaza, East Rutherford, New Jersey on April 22, 2004, at 1:00 P.M., for the following purposes:

1. to elect four (4) directors in Class II to hold office until the 2007 Annual Meeting of Stockholders and until their successors shall be elected and qualified; and

2. to consider and act upon the approval of the 2004 Incentive Plan; and

3. to consider and act upon the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2004; and

4. to transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record of Common Stock of the Company at the close of business on March 15, 2004, will be entitled to vote at the meeting. The list of such stockholders will be available for inspection by stockholders during the ten days prior to the meeting in accordance with Section 219 of the Delaware General Corporation Law at the offices of American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York 11219. Stockholders may make arrangements for such inspection by contacting Peter E. Thauer, Senior Vice President, General Counsel & Secretary, Cambrex Corporation, One Meadowlands Plaza, East Rutherford, New Jersey 07073.
                                               By order of the Board of
                                               Directors,

                                                            Peter E. Thauer,
                                                                 Secretary

March 22, 2004

                   THE VOTE OF EACH STOCKHOLDER IS IMPORTANT.
         PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD AND PROMPTLY
                RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED.

                              CAMBREX CORPORATION

                            ------------------------

                             2004 ANNUAL MEETING OF
                                  STOCKHOLDERS
                                PROXY STATEMENT

                            ------------------------

                               PROXY SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cambrex Corporation (the "Company") for use at the 2004 Annual Meeting of Stockholders to be held on April 22, 2004, and at any adjournment of the meeting. The address of the Company's principal executive office is One Meadowlands Plaza, East Rutherford, New Jersey 07073. This Proxy Statement and the form of proxy are being mailed to stockholders on or about March 22, 2004.

     The costs of soliciting proxies will be borne by the Company. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners, and their reasonable expenses therefore will be reimbursed by the Company. Solicitation will be made by mail and also may be made personally or by telephone or telegraph by the Company's officers, directors and employees without special compensation for such activities. In addition, the Company has engaged the firm of D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of not more than $10,000 plus reimbursement of out-of-pocket expenses.

                        REVOCABILITY AND VOTING OF PROXY

     A proxy given by a stockholder may be revoked at any time before it is exercised by giving another proxy bearing a later date or by notifying the Company in writing of such revocation or by a vote in person at the Annual Meeting. The execution of a proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person, but attendance at the Annual Meeting will not, by itself, revoke a proxy. Properly executed proxies received by the Company will be voted in accordance with the instructions indicated thereon and if no instructions are indicated, will be voted for the election of the four nominees for director named herein, for approval of the 2004 Incentive Plan and in favor of the selection of PricewaterhouseCoopers LLP as independent accountants for the Company. The Company knows of no reason why any of the nominees named herein would be unable to serve for the terms indicated. In the event, however, that any such nominee should, prior to the election, become unable to serve as a director, unless the Board of Directors decides to decrease the size of the Board, the proxy will be voted for such substitute nominee as the Board of Directors shall propose.

     The Board of Directors knows of no matters to be presented at the meeting other than those set forth in the foregoing Notice of Annual Meeting. The Proxy Card conveys discretionary authority to vote on any other matter not presently known by management that may properly come before the Annual Meeting. If other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote the shares subject to such proxies in accordance with their best judgment.

                         RECORD DATE AND VOTING RIGHTS

     The Company has only one class of voting securities, Common Stock, par value $0.10 ("Common Stock"). Only holders of Common Stock of the Company of record at the close of business on March 15, 2004, will be entitled to vote at the meeting. On such record date there were outstanding and entitled to vote 28,708,152 shares of Common Stock and each such share is entitled to one vote.

                             PRINCIPAL STOCKHOLDERS
     The following sets forth information with respect to the only persons of which the Company is aware as of February 17, 2004, who may be deemed to beneficially own more than 5% of the outstanding Common Stock of the Company:

                                                           NUMBER OF SHARES      PERCENT OF
NAME AND ADDRESS                                         BENEFICIALLY OWNED(1)    CLASS(2)
----------------                                         ---------------------   -----------
Capital Research and Management Company................        2,600,000(3)         10.1%
333 South Hope Street
Los Angeles, California 90071
Barclays Private Bank Limited..........................        2,251,281(4)         8.73%
59/60 Grosvenor Street
London, WIX 9DA England
U.S. Trust Corp. ......................................        1,597,861(5)          6.2%
114 W 47th Street
New York, NY 10036
Cyril C. Baldwin, Jr...................................        1,348,139(6)         5.17%
39 Locust Avenue
New Canaan, Connecticut 06840
Prudential Financial, Inc. ............................        1,291,361(7)          5.0%
751 Broad Street
Newark, New Jersey 07102

---------------
(1) Unless otherwise indicated (a) share ownership is based upon information furnished as of February 17, 2004, by the beneficial owner, and (b) each beneficial owner has sole voting and investment power with respect to the shares shown.

(2) For the purpose of this table, the percent of issued and outstanding shares of Common Stock of the Company held by each beneficial owner has been calculated on the basis of (i) 26,085,677 shares of Common Stock issued and outstanding (excluding treasury shares) on February 17, 2004, and (ii) 23,922 shares still to be issued in connection with the 1993 conversion of the Company's 9% Convertible Subordinated Notes.


(3) In a Schedule 13G under the Securities Exchange Act of 1934 dated February 10, 2004 and filed by Capital Research and Management Company ("Capital"), Capital reported that it has sole dispositive power over 2,600,000 shares. The shares reported on Capital's Schedule 13G are reported beneficially owned as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.


(4) In a Schedule 13G under the Securities Exchange Act of 1934 dated February 13, 2004 and filed by Barclays Private Bank Limited ("Barclays"), Barclays reported that it is the beneficial owner of 2,251,281 shares, has sole dispositive power and sole voting power over 2,104,002 shares held by Barclays in trust accounts for the economic benefit of the beneficiaries of those accounts.

(5) In a Schedule 13G under the Securities Exchange Act of 1937 dated February 17, 2004 and filed by U.S. Trust Corp. ("U.S. Trust"), U.S. Trust reported that it is the beneficial owner of 1,597,861 shares, has sole voting power over 1,412,600 shares and shared voting power over 185,261 shares.

(6) Includes 13,000 shares issuable upon exercise of options granted under the Company's 1994, 1996 and 2001 Stock Option Plans and 225,000 shares held by a family member as to which Mr. Baldwin disclaims beneficial ownership.


(7) In a Schedule 13G/A under the Securities Exchange Act of 1934 dated February 9, 2004 and filed by Prudential Financial, Inc. ("Prudential"), Prudential may be deemed to be the beneficial owner of 1,291,361 shares. Prudential may be deemed the beneficial owner of securities beneficially owned by reason of being the Parent Holding Company (as defined in Section 240.13d-1(b)(1)(ii)(G) of the Securities Exchange Act of 1934) and the direct or indirect parent of registered investment advisers and broker dealers and may have direct or indirect voting and/or investment discretion over 1,279,361 shares which are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Prudential shares power to dispose of 1,031,418 shares and shares voting power as to 994,218 shares. Prudential through its beneficial ownership of the Prudential Insurance Company of America ("PICOA") may be deemed to presently hold 12,000 shares for the benefit of PICOA's general account.

           COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table gives information concerning the beneficial ownership of the Company's Common Stock on February 17, 2004, by (i) each director and nominee for election as a director, (ii) each of the executive officers named in the Summary Compensation Table (below) and (iii) all directors and executive officers of the Company as a group.

                                                        SHARES
                                                     BENEFICIALLY      PERCENT OF
BENEFICIAL OWNERS                                      OWNED(1)         CLASS(2)
-----------------                                    ------------      ----------
Rosina B. Dixon, M.D. .............................      27,460(3)           *
Roy W. Haley.......................................      17,769(4)           *
Kathryn Rudie Harrigan.............................      26,153(3)           *
Leon J. Hendrix, Jr. ..............................      29,466(5)           *
Ilan Kaufthal......................................      41,618(3)           *
William B. Korb....................................      18,069(6)           *
Robert LeBuhn......................................      30,534(7)           *
James A. Mack......................................     663,991(8)        2.54%
John R. Miller.....................................      17,175(9)           *
Peter Tombros......................................       9,116(10)          *
N. David Eansor....................................      31,848(11)          *
Luke M. Beshar.....................................      64,439(12)          *
Steven M. Klosk....................................     306,961(13)       1.18%
Paolo Russolo......................................     117,978(14)          *
All Directors and Executive Officers as a group (20
  Persons).........................................   2,057,789(15)       7.88%

---------------
  *  Beneficial Ownership is less than 1% of the Common Stock outstanding

 (1) Except as otherwise noted, reported share ownership is as of February 17, 2004. Unless otherwise stated, each person has sole voting and investment power with respect to the shares of Common Stock he or she beneficially owns.

 (2) For the purpose of this table, the percent of issued and outstanding shares of Common Stock of the Company held by each beneficial owner has been calculated on the basis of (i) 26,085,677 shares of Common Stock issued and outstanding (excluding treasury shares) on February 17, 2004, (ii) all shares of Common Stock subject to stock options which are held by such beneficial owner and are exercisable within 60 days of February 17, 2004, and (iii) 23,922 shares still to be issued in connection with the 1993 conversion of the Company's 9% Convertible Subordinated Notes.

 (3) The number of shares reported includes 16,500 shares issuable upon exercise of options granted under the Company's 1994, 1996 and 2001 Stock Option Plans.

 (4) The number of shares reported includes 12,000 shares issuable upon exercise of options granted under the Company's 1996 and 2001 Stock Option Plans and 5,769 share equivalents held at February 17, 2004 in the Company's Directors' Deferred Compensation Plan.

 (5) The number of shares reported includes 16,500 shares issuable upon exercise of options granted under the Company's 1994, 1996 and 2001 Stock Option Plans and 9,966 share equivalents held at February 17, 2004 in the Company's Directors' Deferred Compensation Plan.

 (6) The number of shares reported includes 12,000 shares issuable upon exercise of options granted under the Company's 1996 and 2001 Stock Option Plans, 1,000 shares held by a family member for which beneficial ownership of such shares is disclaimed, and 5,069 share equivalents held at February 17, 2004 in the Company's Directors' Deferred Compensation Plan.

 (7) The number of shares reported includes 16,500 shares issuable upon exercise of options granted under the Company's 1994, 1996 and 2001 Stock Option Plans and 10,738 share equivalents held at February 17, 2004 in the Company's Directors' Deferred Compensation Plan.

 (8) The number of shares reported includes 287,817 shares issuable upon exercise of options granted under the Company's Stock Option Plans and 93,295 share equivalents held at February 17, 2004 in the Company's Deferred Compensation Plan and 2,057 shares held at December 31, 2003 in the Company's Savings Plan and 150,000 Incentive Appreciation Units (see Management Contracts and Programs). 916 shares held by a family member are included and beneficial ownership of such shares is disclaimed.

 (9) The number of shares reported includes 12,000 shares issuable upon exercise of options granted under the Company's 1996, 1998 and 2001 Stock Option Plans.

(10) The number of shares reported includes 6,000 shares issuable upon exercise of options granted under the Company's 2001 Stock Option Plan and 2,116 share equivalents held at February 17, 2004 in the Company's Directors' Deferred Compensation Plan.

(11) The number of shares reported includes 19,791 shares issuable upon exercise of options granted under the Company's Stock Option Plans and 851 shares held at December 31, 2003 in the Company's Savings Plan.

(12) The number of shares reported includes 60,625 shares issuable upon exercise of options granted under the Company's Stock Option Plans and 293 shares held at December 31, 2003 in the Company's Savings Plan.

(13) The number of shares reported includes 224,792 shares issuable upon exercise of options granted under the Company's Stock Option Plans and 6,204 shares held at December 31, 2003 in the Company's Savings Plan, and 48,232 share equivalents held at February 17, 2004 in the Company's Deferred Compensation Plan.

(14) The number of shares reported includes 105,625 shares issuable upon exercise of options granted under the Company's Stock Option Plans.

(15) The number of shares reported includes 1,237,838 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days, 18,876 shares held at December 31, 2003 in the Company's Savings Plan, 33,658 share equivalents held at February 17, 2004 in the Director's Deferred Compensation Plan and 221,537 share equivalents held at February 17, 2004 in the Company's Deferred Compensation Plan. Shares held by immediate family members are not included and beneficial ownership of such shares is disclaimed.

                               BOARD OF DIRECTORS

     The Board of Directors is responsible for directing the management of the business and affairs of the Company. The Board holds regular meetings five times each year and holds additional special meetings as required. During 2003 the Board held thirteen meetings.

     Non-management directors have regularly scheduled executive sessions in which they meet without the presence of members of management. These executive sessions occur before or after each regularly scheduled meeting of our Board. The Lead Director of these executive sessions is John R. Miller.

     Our Board has affirmatively determined, after considering all of the relevant facts and circumstances, that all of the directors, other than James A. Mack, are independent from our management under the standards set forth in the Company's Independence Standards for Directors, which was adopted by the Board in January 2004 and is attached to this proxy statement as Exhibit 1. This means that none of the independent directors have any direct or indirect material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. As a result, the Company has a majority of independent directors on our Board as required by the listing standards of the New York Stock Exchange.

     The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the Regulatory Affairs Committee.

     The Audit Committee, comprised of four independent directors appoints (subject to shareholder approval) the accounting firm to act as the independent accountants for the Company, consults with the accounting firm concerning the scope of the audit, reviews the audit results and reviews the Company's internal financial controls and procedures with the independent accountants and with members of management. The charter of the Audit Committee which has been adopted by the Committee and approved by the Board is attached hereto as Exhibit 3 and is available on the Company's website (www.cambrex.com). All of the members of the Audit Committee are independent within the meaning of SEC regulations, the listing standards of the New York Stock Exchange and the Company's Independence Standards for Directors. The Audit Committee held fifteen meetings in 2003.

     The Compensation Committee, comprised of four independent directors, oversees the Company's executive compensation programs and policies and administers the Company's Stock Option and Incentive Plans. The charter of the Compensation Committee which has been adopted by the Committee and approved by the Board is available on the Company's website (www.cambrex.com). All of the members of the Compensation Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company's Independence Standards for Directors. The Compensation Committee held six meetings in 2003.


     The Regulatory Affairs Committee, comprised of nine independent directors, oversees the Company's environmental and regulatory affairs. The Regulatory Affairs Committee held four meetings during 2003.


     The Governance Committee, comprised of four independent directors, is responsible for reporting to the Board of Directors concerning its evaluation of the performance of the Chief Executive Officer, individual directors and the Board as a whole. The Governance Committee makes recommendations to the Board of Directors concerning nominees for election to the Board at Annual Shareholder Meetings and candidates for newly created directorships and vacancies on the Board. The charter of the Governance Committee which has been adopted by the Committee and approved by the Board is available on the Company's website (www.cambrex.com). All of the members of the Governance Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company's Independence Standards for Directors. The Governance Committee held three meetings in 2003.

     Under the retirement policy for non-employee directors established by the Board of Directors in 1989, a non-employee director (other than incumbent directors when the policy was adopted) must not have attained age 72 at the time of election and may not serve as a director beyond the Annual Meeting next following such person's 72nd birthday.

CONSIDERATION OF DIRECTOR NOMINEES

  Stockholder Nominees

     The Governance Committee will consider nominees recommended by stockholders. Such recommendations for the 2005 Annual Meeting should be sent to the Corporate Secretary of the Company not later than January 26, 2005, and should include such information as specified in the Company's By-Laws.

  Director Qualifications


     The Company's Corporate Governance Guidelines (www.cambrex.com) set forth Board membership criteria. Under these criteria, members of the Board should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. Their skills and backgrounds should include, among other things, experience in making decisions, a track record of competent judgment, the ability to function rationally and objectively, and experience in different businesses and professions. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Directors should not serve on more than four other boards of public companies in addition to the Cambrex Board. Current positions in excess of these limits may be maintained unless the Board determines that doing so would impair the director's service on the Cambrex Board.


  Identifying and Evaluating Nominees for Directors

     The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee considers various candidates for director. Candidates may come to the attention of the Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee, and may be considered at any point during the year. As described above, the Governance Committee considers properly submitted shareholder nominations for candidates for the Board. In addition to the standards and qualifications set out in the Company's Corporate Governance Guidelines, the Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. There are no differences in the manner in which the Governance Committee evaluates nominees for director based on whether or not the nominee is recommended by a shareholder.

COMPENSATION OF DIRECTORS

     During 2003 the Company paid each non-employee director of the Company an annual fee of $20,000, as well as $1,000 for each Board, Committee (other than the Regulatory Affairs Committee) and Stockholders' Meeting attended, except that the Chairmen of the Compensation, Audit and Governance Committees received $1,500 for each Committee meeting attended. The Chairman of the Regulatory Affairs Committee received $1,500 for each Regulatory Affairs Committee meeting attended, but the remaining Committee members did not receive fees for meeting attendance. In 1995 the Board adopted a policy that a minimum of one-half of Board fees shall be paid in Company Common Stock, and that each director, within three years after joining the Board, shall have acquired an amount of Company Common Stock equal in value to the annual Board retainer. Directors also receive reimbursement for expenses incurred in connection with meeting attendance.

     Employees of the Company who are also directors are not paid any separate fees for acting as directors.

     At its meeting on January 21, 2004, the Governance Committee agreed and later that day the Board approved an increase in the annual retainer to $23,000, an additional retainer of $5,000 per year for the

Chairman of the Audit Committee, and an increase to $1,500 in the per meeting fee payable to the Lead Director.

     In 1995, the Board adopted a Non-Employee Directors' Deferred Compensation Plan permitting Directors to defer receipt of Board fees including Company Common Stock otherwise issuable in payment of Board fees beginning with fees payable after January 1, 1996.

     In January 2001 the Board of Directors adopted the 2001 Performance Stock Option Plan (the "2001 Plan") which was approved by shareholders at the 2001 Annual Meeting of Stockholders. Pursuant to the terms of the Non-Employee Director Program of the 2001 Plan, each new, non-employee director shall be awarded an option to purchase 2,000 shares of the Company's Common Stock upon election as a director. The 2001 Plan further provides that each non-employee director will receive a grant of options to purchase 2,000 shares of Common Stock at the first meeting of the Board of Directors following each Annual Meeting of Stockholders of the Company. Each such option will have a per share exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options granted to non-employee directors shall be non-qualified options with a seven-year term. Each option will become exercisable six months after the date of grant, subject to acceleration upon a change in control. In April 2003 the Board of Directors granted options to purchase 2,000 shares of Common Stock under the 2001 Plan to Rosina B. Dixon, Roy W. Haley, Kathryn Rudie Harrigan, Leon J. Hendrix, Jr., Ilan Kaufthal, William B. Korb, Robert LeBuhn, John R. Miller and Peter G. Tombros.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes. The term of office of the directors in Class II expires at this Annual Meeting with the terms of office of the directors in Class III and Class I ending at successive Annual Meetings. At this Annual Meeting four directors in Class II will be elected to hold office until the 2007 Annual Meeting and until their successors shall be elected and qualified. Each of the nominees has consented to serve as a director if elected. To be elected, each nominee for director requires a plurality of the votes cast. A properly executed proxy marked "Withhold" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. The following sets forth with respect to the four persons who have been nominated by the Board of Directors for election at this Annual Meeting and the other directors of the Company certain information concerning their positions with the Company (including its predecessor and now wholly-owned subsidiary CasChem, Inc.) and principal outside occupations and other directorships held. Except as otherwise disclosed herein, none of the corporations or organizations listed below is a parent, subsidiary or other affiliate of the Company.

NOMINEES FOR ELECTION TO SERVE AS DIRECTORS UNTIL 2007 ANNUAL MEETING (CLASS II)

     Rosina B. Dixon, M.D. (age 61). Director since 1995 and Chairperson of the Regulatory Affairs Committee and member of the Compensation Committee of the Board of Directors. Dr. Dixon has been a consultant to the pharmaceutical industry since May 1986. Prior to that time, she was Vice President and Secretary of Medical Market Specialties Incorporated, as well as a member of its Board of Directors. Dr. Dixon previously served as Medical Director, Schering Laboratories, Schering-Plough Corporation. Prior to that, she was Executive Director Biodevelopment, Pharmaceuticals Division, CIBA-GEIGY Corporation. She is a member of the Boards of Directors of Church & Dwight Co., Inc. and Enzon Pharmaceuticals, Inc.

     Roy W. Haley (age 57). Director since 1998. Chairman of the Audit Committee and member of the Regulatory Affairs Committee of the Board of Directors. Director, Chairman, President and Chief Executive Office of WESCO International, Inc. (NYSE), an electrical products distribution company. Prior to joining WESCO in 1994, served as President and Chief Operating officer of American General Corporation, one of the nation's largest consumer financial services organizations. Began his career in 1969 with the management consulting division of Arthur Andersen & Co. and served as a partner from 1980 until 1988. Director of United Stationers, Inc. (NASDAQ), Pittsburgh Branch of the Federal Reserve Bank of Cleveland and civic organizations generally based in Western Pennsylvania.

     Leon J. Hendrix, Jr. (age 62). Director since 1995 and Chairman of the Governance Committee and member of the Regulatory Affairs Committee of the Board of Directors. Chairman of Remington Arms Co. since December 1997 and from December 1996 until April 1999 was also Chief Executive Officer. From 1993 to 2000, Mr. Hendrix was a Principal of Clayton, Dubilier & Rice, Inc., a private investment firm. Prior thereto, Mr. Hendrix was with Reliance Electric Company, a manufacturer and seller of industrial and telecommunications equipment and services, since 1973, where he held a series of executive level positions, most recently Chief Operating Officer and a member of the Board of Directors since 1992. Mr. Hendrix is a member of the Boards of Directors of Keithley Instruments, Inc., and NACCO Industries, Inc. He is also Chairman of the Clemson University Board of Trustees, previously served on the Board of Governors of the National Electrical Manufacturers Association and the Board of Directors of the Cleveland Chapter of the American Red Cross.


     Ilan Kaufthal (age 56). Director since the Company commenced business in 1981. Member of the Compensation and the Regulatory Affairs Committees of the Board of Directors. Vice Chairman of Investment Banking at Bear, Stearns & Co., Inc. since joining that firm in May 2000. Until joining Bear, Stearns & Co., Inc., he was with Schroder & Co. Incorporated as Vice Chairman and head of mergers and acquisitions for thirteen years. Prior thereto, he was with NL Industries, Inc., a firm in the chemicals and petroleum services businesses, as its Senior Vice President and Chief Financial Officer. Director of United Retail Group, Inc., Russ Berrie & Company, Inc., and Edmunds.com.

            DIRECTORS SERVING UNTIL 2005 ANNUAL MEETING (CLASS III)

     William B. Korb (age 63). Director since January 1999 and member of the Audit and the Regulatory Affairs Committees of the Board of Directors. Director, President and Chief Executive Officer since 1987 of Marconi Commerce Systems, Inc., formerly Gilbarco Inc., prior to his retirement on March 1, 2001. Prior to joining Gilbarco, the world's leading gasoline pump and dispenser manufacturing company, was Operating Vice President of Reliance Electric Company, a position he held from 1979 to 1987. Chairman of the Board of Trustees of Moses Cone Health System and currently serves on the Board of Premier Farnell plc.

     James A. Mack (age 66). Director, President and Chief Operating Officer of the Company since joining the Company in February 1990 and Chief Executive Officer since April 1995. Appointed Chairman of the Board of Directors in October 1999. Prior thereto with Olin Corporation, a manufacturer of chemical and other products since 1984 as Vice President, Specialty Chemicals and, more recently, Vice President, Performance Chemicals. Executive Vice President of Oakite Products, Inc. from 1982 to 1984. Prior to joining Oakite held various positions with The Sherwin-Williams Company, most recently as President and General Manager of the Chemicals Division from 1977 to 1981. Past Chairman of the Board of Governors of the Synthetic Organic Chemical Manufacturing Association. Member of the Board of Trustees of the Michigan Tech Alumni Fund and serves on the Board of Directors of Research Corporation Technologies Inc.

     John R. Miller (age 66). Director since 1998. Lead Director, Chairman of the Compensation Committee and member of the Regulatory Affairs Committee. A retired oil industry executive, Mr. Miller served with The Standard Oil Company as President and Chief Operating Officer from 1980 until 1986. His post immediately prior to assuming the Presidency was that of Senior Vice President, Technology and Chemicals. Other positions held included that of Vice President of Finance and later Vice President of Transportation. From 2000 to 2003, he was Chairman and Chief Executive Officer of Petroleum Partners, Inc., a provider of outsourcing services to the petroleum industry. Prior thereto he was Chairman and Chief Executive Officer of TBN Holdings, Inc., a buyout firm. Director of Eaton Corporation and Graphic Packaging Corporation. Past Director and Chairman of the Federal Reserve Bank of Cleveland.


     Peter Tombros (age 61). Director since January 2002. Member of the Audit, Governance and the Regulatory Affairs Committees of the Board of Directors. Served as President and Chief Executive Officer from 1994 to 2001 of Enzon, Inc., a biopharmaceutical company which develops and commercializes enhanced therapeutics through the application of its propriety technologies. Before joining Enzon, spent 25 years with Pfizer, Inc. as Vice President of Marketing, Senior Vice President and General Manager and as Executive Vice President of Pfizer Pharmaceuticals, Inc. He also served as Vice President Corporate Strategic

Planning. Chairman of the Board and Chief Executive Officer of VivoQuest, a private biopharmaceutical company. Director of Alpharma, Inc. and NPS Pharmaceuticals.

             DIRECTORS SERVING UNTIL 2006 ANNUAL MEETING (CLASS I)

     Kathryn Rudie Harrigan (age 52). Director since 1994. Member of the Audit and the Regulatory Affairs Committees of the Board of Directors. Since 1981, Professor, Management of Organizations Division of the Columbia University Business School, and, since 1993, the Henry R. Kravis Professor of Business Leadership at Columbia University Business School. Member of the Board of Active International.

     Robert LeBuhn (age 71). Director since the Company commenced business in 1981. Member of the Compensation, Governance and the Regulatory Affairs Committees of the Board of Directors. Retired Chairman, Investor International (U.S.), Inc., a private investment firm where Mr. LeBuhn was President from 1984 to 1993, and Chairman until December 1994. Director of Enzon Pharmaceuticals, Inc. Trustee and Chairman of the Geraldine R. Dodge Foundation.


     During 2003, each incumbent director attended more than 90% of the aggregate of the meetings of the Board and Committees of the Board of which such director was a member. Eleven directors, including two directors who retired later in the day, attended the Company's annual meeting of stockholders in April of 2003.


COMMUNICATIONS WITH OUR BOARD

     The Company is committed to providing stockholders and other interested persons with an open line of communication for bringing issues of concern to the Company's non-management directors. In January 2004, the Board approved the following process by which such communications may be made and for handling any such communications received by the Company:

     Any stockholder or interested person may communicate with the Company's non-management directors as a group by sending a communication to the Board of Directors, c/o Cambrex Corporation Corporate Secretary, Cambrex Corporation, One Meadowlands Plaza, 15th Floor, East Rutherford, New Jersey 07073. All communications will be reviewed by the Company's Corporate Secretary who will send such communications to the non-management directors unless the Corporate Secretary determines that the communication does not relate to the business or affairs of the Company, or the function of the Board or its Committees, or relates to insignificant matters that do not warrant the non-management directors' attention or is not otherwise appropriate for delivery to the non-management directors.


     The non-management directors who receive such communication will have discretion to determine the handling of such communication, and if appropriate, response to the person sending the communication and disclosure, which shall be consistent with the Company's policies and procedures and applicable law regarding the disclosure of information.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's securities to file reports of ownership and transactions in the Corporation's securities with the Securities and Exchange Commission and the New York Stock Exchange. Such directors, executive officers and ten percent stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms received by it, and on written representation from certain reporting persons, the Company believes that during 2003 all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent stockholders were complied with during the 2003 fiscal year except that Mr. Mossman filed a Form 4 late reporting a transaction in Company stock.

                                 CODE OF ETHICS

     The Company has a Code of Business Conduct and Ethics, which are applicable to all directors, officers and employees of the Company, including the Chief Executive Officer, the Chief Financial Officer and the principal accounting officer. The Code of Business Conduct and Ethics is available on the Company's website (www.cambrex.com).

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     Cambrex seeks to be a leading supplier of products and services to the life sciences industry, providing superior return to its owners. To achieve this, the Company plans to be among the top quartile of its peers within the industry. To meet these objectives, the Company must be able to attract, motivate and retain personnel with the requisite skills and abilities to enable the Company to achieve superior results. Accordingly, the Company's compensation programs are designed to reward above average performance and provide incentive opportunity to be competitive in the markets for talent in which the Company participates.

EXECUTIVE COMPENSATION

     The Company's executive compensation program involves two components. Annual compensation is in the form of base salary plus an incentive award which consists of cash and restricted stock with a multi-year vesting period and which is awarded to executives based on the achievement of individual goals. Long-term compensation consists of stock options, which are intended to reward executives when improvements in performance increase the market value of the Company for its stockholders.

     The attainment of results measured against the executives' goals and objectives is reviewed by the Compensation Committee subsequent to review and recommendation from the Office of the Chairman. Executives are rewarded for accomplishments that contribute to desired results, i.e., sales, net income, earnings per share, return on investment and other assigned goals including but not limited to: service and quality improvement, product and marketing development, technology development, and personnel development. The Company uses independent salary surveys of its Peer Group, as well as national compensation surveys, to assist in determining appropriate levels of compensation for each executive position. The Company targets annual executive salaries at the median levels in companies surveyed.

     The Company's annual executive incentive compensation program is designed to provide a better than average individual award when the Company's financial performance is improved and its long-range prospects are enhanced. This program currently includes individual measurements against agreed upon annual operating and financial goals and longer-term strategic growth objectives. Under this program two-thirds of the award pool is based on annual operating and financial goals and is generally paid in cash, while the remaining one-third is based on strategic, longer-term growth objectives and is generally awarded in the form of restricted stock having a three-year holding period. The Committee may in its discretion apportion the aggregate award pool between cash and stock and may increase or reduce individual awards. For 2003, despite the fact that the Company's financial performance was disappointing, management was able to achieve a strategic repositioning of the Company through the sale of Rutherford Chemicals, strengthen the organization through the addition of key personnel and thereby generate momentum in the life sciences business going into 2004. Taking all of this into consideration, the Committee determined that the overall incentive award pool should be limited to the previous year's payout and, further, that the cash award for the corporate participants should be limited to 50% of the total incentive award.

     Long-term compensation for executives includes Company stock option grants, which are awarded based on an individual's position in the Company, the individual's performance, and the number of outstanding stock option awards held by the individual. Certain options available to the Company's key Employees, including those individuals named in the Summary Compensation Table (below), would become exercisable six years from the grant date or sooner if the publicly traded share price of the Company's shares exceeded predetermined levels for designated periods of time. Other options would become exercisable based on the passage of time.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Mack, the Company's Chairman and Chief Executive Officer, received $650,000 in annual salary in 2003. Mr. Mack's salary was determined based upon the same factors used in setting other executive salaries.

     For fiscal 2003, Mr. Mack's incentive award consisted of a cash award of $100,000 and a restricted stock award of 7,825 shares of Company stock valued at $200,000, both paid in 2004. In setting Mr. Mack's award, the Committee reduced by almost 10% the amount of his earned restricted stock award, which was approximately $330,000, and apportioned one-third of the reduced amount to cash. The awards paid to Mr. Mack reflected his demonstrated leadership in repositioning Cambrex as a life science company and building an organization capable of capitalizing on the technology platforms that have been established for future growth.


     At its July 27th, 2000 meeting and based on the Compensation Committee's recommendation, the Board adopted the 2000 Succession Planning Incentive Program to ensure effective succession planning and transition. Under the Program the Chairman and Chief Executive Officer was awarded 175,000 Incentive Appreciation Units at the traded closing price of the Company's common stock on the date of the award. With the departure of the Company's Chief Operating Officer early in 2003, Mr. Mack had agreed to remain with the Company for an additional two year period. At its May 21st, 2003 meeting and considering Mr. Mack's commitment to continue for a two year period, and based on the Compensation Committee's recommendation, the Board adopted a new Incentive Appreciation Unit Plan for the Chairman and Chief Executive Officer replacing the Plan adopted in 2000. Under the new plan, 150,000 appreciation units were awarded to the Chairman and Chief Executive Officer valued initially at the closing price of the Company's traded closing price on the date of the award which was $19.30. Upon a finding by the Board that a successful management transition has occurred, the vested award would be exercisable on and after December 31, 2004, if the Company's common stock trades at or above an average price of $25 per share for twenty consecutive days prior to December 31, 2004 representing an increase of more than 29% over the grant price. Thereafter, the Chairman and Chief Executive Officer may exercise the award in whole or in part and receive in cash from the Company the difference between the grant price and the traded share price on the date of exercise times the number of units exercised. The award will expire on the earlier of (i) December 31, 2007, or (ii) a date one year after retirement or on the date the Chairman and Chief Executive Officer terminates service with the Company prior to vesting for any reason except death or total or permanent disability.


POLICY REGARDING SECTION 162(M)

     The Company's policy on the tax deductibility of compensation is to maximize deductibility to the extent possible without negating all of its discretionary power. To this end the Company has submitted complying plans for stockholder approval. Nevertheless, the Committee has occasionally taken actions that result in non-deductible compensation and it may do so again in the future when the Committee determines that such actions are in the Company's best interests.

                             COMPENSATION COMMITTEE

                            JOHN R. MILLER, CHAIRMAN
                             ROSINA B. DIXON, M.D.
                                 ILAN KAUFTHAL
                                 ROBERT LEBUHN

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during 2003 were John R. Miller, Rosina B. Dixon, Ilan Kaufthal and Robert LeBuhn, each of whom has been determined to be independent by the Company's Board of Directors.

                        EXECUTIVE AND OTHER COMPENSATION

     The following table summarizes the compensation earned by the Chief Executive Officer and each of the four other most highly compensated executive officers (collectively, the "Named Executive Officers") during the previous three fiscal years for services in such capacities to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE


                                                                                     LONG TERM COMPENSATION
                                                                              ------------------------------------
                                                 ANNUAL COMPENSATION                       SECURITIES
                                           --------------------------------                  UNDER-
                                                                  OTHER       RESTRICTED     LYING       PAYOUTS-
                                                                  ANNUAL        STOCK       OPTIONS/       LTIP       ALL OTHER
                                           SALARY     BONUS    COMPENSATION    AWARD(S)       SARS       PAYOUTS     COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR     ($)       ($)        ($)(1)         ($)          (#)          ($)           ($)
---------------------------         ----   -------   -------   ------------   ----------   ----------   ----------   ------------
James A. Mack.....................  2003   650,000   100,000       - 0 -       200,000        - 0 -       - 0 -         9,000(2)
Chairman, President and             2002   612,499    75,953       - 0 -       182,975      156,182       - 0 -         9,000(2)
Chief Executive Officer             2001   537,500   114,000       - 0 -       339,609       32,612       - 0 -         7,650(2)
N. David Eansor...................  2003   261,346   163,800       - 0 -        31,122       22,500       - 0 -         9,000(2)
President, Cambrex Bioproducts      2002   234,807   205,469       - 0 -        32,344       10,000       - 0 -         9,000(2)
Business Unit                       2001   216,545    43,000     137,622        59,125        - 0 -       - 0 -         7,650(2)
Luke Beshar.......................  2003   325,000    90,000       - 0 -        90,000       62,600       - 0 -         9,000(2)
Executive Vice President,           2002    22,292   200,000       - 0 -         - 0 -      230,000       - 0 -         - 0 -
Chief Financial Officer
Steven M. Klosk...................  2003   300,000    80,000       - 0 -        80,000       12,500       - 0 -         9,000(2)
Executive Vice President,           2002   283,333    28,044       - 0 -        81,000        - 0 -       - 0 -         9,000(2)
Administration                      2001   275,000    37,000       - 0 -       108,675        - 0 -       - 0 -         7,650(2)
Paolo Russolo(3)..................  2003   259,807   113,000      61,278(4)     60,000       12,500       - 0 -         - 0 -
President, Cambrex Profarmaco       2002   212,352   210,228      58,546(4)     29,198        - 0 -       - 0 -         - 0 -
Business Unit                       2001   178,600   220,000      50,000(4)     82,500        - 0 -       - 0 -         - 0 -


---------------

(1) The rule requires disclosure only when the aggregate value of these items exceeds the lesser of $50,000 or 10% of salary and bonus.

(2) Amounts indicated are attributable to Company contributions under the Company's Savings Plan.

(3) Amounts are converted from Italian Lire to U.S. Dollars based on the average exchange rate for 2001. For 2002 and 2003, the amount is converted from Euro Dollars to U.S. Dollars.

(4) Paid pursuant to an employment arrangement assumed by the Company as part of its acquisition of Profarmaco S.r.l.

                          OPTION GRANTS IN FISCAL 2003

                               INDIVIDUAL GRANTS

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF
                                                                                              RETURN OF
                                                 % OF                                        STOCK PRICE
                                             TOTAL OPTIONS                                APPRECIATION FOR
                                   OPTIONS    GRANTED TO     EXERCISE OR                   OPTION TERM(1)
                                   GRANTED   EMPLOYEES IN    BASE PRICE    EXPIRATION   ---------------------
NAME                                 (#)      FISCAL YEAR     ($/SHARE)       DATE       5% ($)     10% ($)
----                               -------   -------------   -----------   ----------   --------   ----------
James A. Mack....................   - 0 -           0%         N/A            N/A         N/A         N/A
N. David Eansor..................  12,500         1.7%         18.675      4/24/2010    146,808      372,039
N. David Eansor..................  10,000         1.4%         19.425      5/22/2010    122,163      309,584
Luke M. Beshar...................  12,500         1.7%         18.675      4/24/2010    146,808      372,039
Luke M. Beshar...................  50,000         7.0%         19.425      5/22/2010    610,814    1,547,922
Steven M. Klosk..................  12,500         1.7%         18.675      4/24/2010    146,808      372,039
Paolo Russolo....................  12,500         1.7%         18.675      4/24/2010    146,808      372,039

---------------
(1) Realizable value is presented net of option exercise price, but before taxes associated with exercise. These amounts represent assumed compounded rates of appreciation and exercise of the options immediately prior to the expiration of their term. Actual gains are dependent on the future performance of Cambrex Stock, overall stock market conditions, and continued employment through the exercise period.

     The following table sets forth information for each Named Executive Officer with regard to the aggregate options exercised during 2003 and the aggregate stock options held as of December 31, 2003.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
VALUES(1)

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                 SHARES       VALUE          OPTIONS/SARS AT         IN-THE-MONEY OPTIONS/SARS
                              ACQUIRED ON    REALIZED          FY-END (#)                  AT FY-END ($)
NAME                          EXERCISE(#)     ($)(1)    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(2)
----                          ------------   --------   -------------------------   ----------------------------
James A. Mack...............      - 0 -        - 0 -         251,567/202,915             $        354,738/0
N. David Eansor.............      - 0 -        - 0 -                0/82,500             $       0/$140,663
Luke M. Beshar..............      - 0 -        - 0 -           57,500/235,00             $       0/$374,063
Steven M. Klosk.............     25,000      378,125          221,667/45,833             $1,749,238/$82,313
Paolo Russolo...............      - 0 -        - 0 -           90,000/32,500             $  568,300/$82,313

---------------
(1) Based upon the market value of underlying securities at exercise less the exercise price.
(2) Based upon the closing price ($25.26 per share) on December 31, 2003.

     The following table provides information as of December 31, 2003 with respect to shares of Common Stock that may be issued under the Company's existing equity compensation plans. The table does not include information about the proposed 2004 Incentive Plan. The Company is submitting the 2004 Incentive Plan for stockholder approval at the Annual Meeting and has made no grants under that Plan.

                         EQUITY COMPENSATION PLAN TABLE

                                               (A)                    (B)                       (C)
                                       --------------------   --------------------   -------------------------
                                                                                       NUMBER OF SECURITIES
                                       NUMBER OF SECURITIES                           REMAINING AVAILABLE FOR
                                           TO BE ISSUED         WEIGHTED-AVERAGE       FUTURE ISSUANCE UNDER
                                         UPON EXERCISE OF      EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                                       OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
PLAN CATEGORY                          WARRANTS AND RIGHTS    WARRANTS AND RIGHTS    REFLECTED IN COLUMN (A))
-------------                          --------------------   --------------------   -------------------------
Equity compensation plans approved by
  security holders...................       3,278,615                $26.90                   128,178
Equity compensation plans not
  approved by security holders.......         422,250                $42.02                    73,584
Total................................       3,700,865                $28.62                   201,762

  2000 Employee Performance Stock Option Plan

     The 2000 Employee Performance Stock Option Plan provides for the grant of stock options (both incentive stock options and "non-qualified" stock options) primarily to key employees of the Company and its subsidiaries who are not executive officers. The plan is generally administered by the Compensation Committee of the Board, which has full authority, subject to the terms of the plan, to determine the provision of awards, including the amount and type of the awards and vesting schedules, as well as to interpret the plan.

     Individual award agreements set forth the applicable vesting schedule for such awards, which are based on the Company's publicly traded share price but which may also be based on the passage of time or otherwise. In general, following a "change in control" (as defined in the plan), each stock option will be canceled in exchange for a cash settlement equal to the excess of the "change in control price," which means the highest price per share paid or offered in any bona fide transaction related to a change in control (as determined by the Compensation Committee), over the exercise price of the stock option.

     Stock options are granted with an exercise price of not less than one hundred percent of the fair market value of the underlying Cambrex common stock on the date of grant. Stock options are not exercisable more than ten years from the date of grant.

     The following graph compares the Company's cumulative total stockholder return, for a five-year period, with a performance indicator of the overall stock market, the S&P Composite Index, and a peer group which the Company believes more closely reflects its current businesses. Prices are as of December 31 of the year indicated.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                     CAMBREX CORP., S&P 500, AND PEER GROUP
(TOTAL SHAREHOLDER RETURNS CHART)

                                                      CAMBREX CORP                S&P 500 INDEX                PEER GROUP
                                                      ------------                -------------                ----------
Dec 98                                                   100.00                      100.00                      100.00
Dec 99                                                   144.16                      121.04                      101.63
Dec 00                                                   189.98                      110.02                       96.31
Dec 01                                                   183.55                       96.95                       67.09
Dec 02                                                   127.59                       75.52                       64.63
Dec 03                                                   107.25                       97.18                       76.82

     The Company's commercial activities are focused on manufacturing and marketing to customers concentrated in the Life Sciences, including pharmaceutical chemicals and intermediates and products in the BioSciences Industry. The Company sold its Rutherford Chemical business in November of 2003. Although the Company's products are diverse, making it difficult to select a comparative peer group, the Company believes the peer group to be most representative of its activities for comparing return to stockholders in terms of sales, products and customers. Because the sale of Rutherford Chemicals occurred late in the year, the peer group includes companies in that sector. Companies included in the peer group are: Albany Molecular Research, Inc.(2); Charles River Laboratories International, Inc.; Clariant AG Switzerland(1); Degussa-Huls AG; Ferro Corporation; International Specialty Products Inc.; Invitrogen Corp.(2); Lonza Group Ltd(2); Rhodia-Spon ADR; and Sigma-Aldrich Corporation.
---------------
(1) Clariant AG Switzerland trades only on the Zurich Stock Exchange (Switzerland).

(2) Results for these three companies are included only for the years 2000 to 2003.

RETIREMENT PLANS

     Retirement benefits are based on an employee's years of service and compensation for such years. "Compensation" for the purposes of the computation of benefits, includes regular compensation, bonuses and overtime, but excludes income attributable to fringe benefits and perquisites. The retirement benefit earned for a given year of service is calculated by multiplying the participant's compensation for the year by 1% and adding to that amount 0.6% of such compensation in excess of the participant's social security covered compensation. Similar amounts are calculated for each year of service and are aggregated to obtain the annual retirement benefit, subject to the limitations imposed by the Employee Retirement Income Security Act of 1974 and related regulations ("ERISA"). For this purpose social security covered compensation is the 35-year average of the social security wage bases ending with the wage base for the year in which the participant reaches age 65.

     Although compensation includes the items mentioned above, the Company's qualified non-contributory pension plan (the "Qualified Plan") limits the maximum amount of compensation which may be taken into account for the purposes of calculating benefits to the ERISA limit, which was $200,000 during 2003. Therefore, any compensation received by any of the Named Executive Officers which exceeds this amount will not be taken into account in the calculation of their benefits under this Plan. A Supplemental Non-Qualified Pension Plan, which became effective on January 1, 1994, provides benefits based on compensation levels above the ERISA maximum compensation level.

     The following table shows the estimated aggregate annual retirement benefits payable under the Company's Qualified and Supplemental pension plans to employees listed, assuming they retire at normal retirement age (65), with benefits payable in the form of a life annuity and that pensionable compensation for all years after 2003 will be the same as 2003 pensionable compensation.

                               PENSION PLAN TABLE

                                                                   PROJECTED ANNUAL
                                                                   BENEFITS AT THE
                                              2003 PENSIONABLE    LATER OF AGE 65 OR
NAME                                          COMPENSATION($)     JANUARY 1, 2004($)
----                                          ----------------    ------------------
James A. Mack(1)............................      $884,100             $186,511
N. David Eansor.............................      $467,392             $164,598
Luke M. Beshar..............................      $325,000             $ 91,299
Steven M. Klosk.............................      $383,888             $177,174
Paolo Russolo(2)............................      $  - 0 -             $  - 0 -

---------------
(1) Mr. Mack is currently over the age of 65. The benefit shown for him is as of January 2, 2004.

(2) Mr. Russolo does not receive pensionable compensation from the Company but does receive a retirement benefit from the government of Italy.

DEFERRED COMPENSATION PLAN

     The Company has established a Non-qualified Deferred Compensation Plan for Key Executives (the "Deferred Plan"). Under the Deferred Plan, officers and key employees may elect to defer all or any portion of their pre-tax annual bonus and/or annual base salary (other than the minimum required Social Security contributions and $10,000). The deferred amount is invested in Fidelity Mutual Funds available under the Cambrex Savings Plan, except for the Cambrex Stock Fund. During 1995 the Board amended the Deferred Plan to permit officers and key employees to elect to defer Company stock which would otherwise have issued upon the exercise of Company stock options. The stock deferred will be held in a Company Stock Account, and cannot be sold and the proceeds placed in another Fidelity Fund. Transfers into the Company Stock Account are not permitted. The Deferred Plan is not funded by the Company, but the Company has established a Deferred Compensation Trust Fund to protect the account balance in the case of a change of control of the Company.

CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into agreements with a number of key employees, including the Named Executive Officers except Mr. Russolo, with the objective of preserving management stability in the event of a threatened or actual change of control of the Company. Under each agreement, in the event of a change of control of the Company (defined in the agreement to include certain events involving changes in ownership of the Company's stock or the composition of the Company's Board of Directors or other structural changes, but, in any case, with the Board having discretion to find other events to constitute a change of control) the employee is awarded a three-year contract of employment in substantially the same position he had prior to the start of the employment contract term. The contract of employment is at a monthly salary not less than the highest monthly salary earned by the employee during the 12 months preceding the start of the employment contract term and provides for an annual bonus and benefits comparable to those pertaining to the employee prior to the start of the employment contract term. In addition, in the event of a change of control, performance options will become immediately exercisable regardless of publicly traded share price.


     In the event that at any time during the employment contract term, the employee's employment is terminated (i) by the Company (other than by reason of disability or for cause), or (ii) by the employee by reason of the Company's violation of the terms of the employment contract, or (iii) by the employee during the thirteenth month of the employment contract term, with or without reason, the employee will be entitled to a lump sum payment in an amount equal to the sum of (a) a ratable portion of the amount of the highest annual bonus paid to the employee during the three years prior to the year of termination, based upon the elapsed time in the year of termination, (b) up to three times the annual salary under the contract and three times such highest annual bonus, which amount declines ratably over a 36 month term for each month the employee remains employed by the Company following the first anniversary of the start of the employment contract term, and (c) the present value of the pension benefit lost by the employee by reason of the early termination of employment. In the event of such termination the employee will also be entitled to the employment benefits, such as health insurance and life insurance, to which he would have been entitled had his employment not been terminated, and to the immediate right to exercise any employee stock options notwithstanding their stated exercisability in installments. Additionally, the employment contracts provide for an additional payment to the employee to cover any excise tax payable by the employee on so-called excess golden parachute payments under Section 4999 of the Internal Revenue Code of 1986, as amended.

MANAGEMENT CONTRACTS AND PROGRAMS

     During 1990 the Board of Directors authorized an agreement with Mr. Baldwin pursuant to which he might, at his election and at any time after January 1, 1994, enter into a consulting arrangement with the Company upon his resignation as an employee. Pursuant to this agreement Mr. Baldwin was obligated to provide certain financial, consulting and advisory services to the Company as determined by the Chief Executive Officer. The contract continued for the remainder of Mr. Baldwin's life at an annual fee of $140,000. In 1994 the Company reached agreement with Mr. Baldwin to restate his consulting arrangement. Under the restated arrangement, he entered into two agreements at the prior rate, the first providing for consulting services while he is able to provide such services and the second providing an additional retirement benefit for the remainder of his lifetime.

     Mr. Baldwin retired as Chief Executive Officer, on April 1, 1995 and as an employee of the Company, effective April 30, 1995 and elected to begin receiving payments under the agreement at that time. During 2003 Mr. Baldwin received $140,000 in consulting payments.

     At a meeting held on January 26, 1995, the Board of Directors authorized similar agreements with Mr. Mack at an annual rate of $100,000.

     At its July 27th, 2000 meeting and based on the Compensation Committee's recommendation, the Board adopted the 2000 Succession Planning Incentive Program to ensure effective succession planning and transition. Under the Program the Chairman and Chief Executive Officer was awarded 175,000 Incentive Appreciation Units at the traded closing price of the Company's common stock on the date of the award. At its May 21st, 2003 meeting and based on the Compensation Committee's recommendation, the Board adopted a new Succession Planning Incentive Plan for the Chairman and Chief Executive Officer replacing the Plan adopted in 2000. Under the new plan, 150,000 appreciation units were awarded to the Chairman and Chief Executive Officer valued initially at the closing price of the Company's traded closing price on the date of the award. Upon a finding by the Board that a successful management transition has occurred, the vested award would be exercisable on and after December 31, 2004, if the Company's common stock trades at or above an average price of $25 per share for twenty consecutive days prior to December 31, 2004. Thereafter, the Chairman and Chief Executive Officer may exercise the award in whole or in part and receive in cash from the Company the difference between the grant price and the traded share price on the date of exercise times the number of units exercised. The award will expire on the earlier of (i) December 31, 2007, or (ii) a date one year after retirement or on the date the Chairman and Chief Executive Officer terminates service with the Company prior to vesting for any reason except death or total or permanent disability.

                          ADOPTION AND APPROVAL OF THE
                              2004 INCENTIVE PLAN

     There will be presented to the stockholders at the Annual Meeting a proposal to approve the 2004 Incentive Plan (the "2004 Plan"). A general description of the basic features of the 2004 Plan is set forth below. Such description is qualified in its entirety by reference to the full text of the 2004 Plan, which is set forth as Exhibit 2 hereto. The 2004 Plan was adopted by the Board of Directors on January 22, 2004, subject to stockholder approval.

     The 2004 Plan is intended as a means of reinforcing the commonality of interest between the Company's stockholders and its officers, directors and employees, and as an aid in attracting and retaining officers, directors and employees of outstanding abilities and specialized skills. The Board of Directors has determined that it is in the interest of the Company and its stockholders to provide for the availability of such Incentive Plan, and has determined that 1.5 million shares of the Company's Common Stock shall be set aside for issuance to officers, directors and employees under the 2004 Plan.

EMPLOYEES' INCENTIVE PROGRAM

     The Company's executive compensation policies (see Executive Compensation above) include base salaries, as well as an annual incentive program which provides bonus payments if certain agreed financial performance criteria and personal goals are met or exceeded. In addition, long-term compensation in the form of stock option awards is also available. This compensation structure has been essentially unchanged since 1990 and has fostered the Company's increasing success during this period.

     In 1989 the Company introduced a performance stock option plan (the "1989 Plan"), approved by stockholders at their 1990 Annual Meeting. Option awards under the 1989 Plan became exercisable in one-third increments if certain publicly traded stock price levels were achieved in certain time periods. The first third of the options granted became exercisable when the Company's publicly traded share price reached $14 per share for a period of 20 consecutive days during the first year following the date options were awarded. The next one-third became exercisable when the traded share price reached $17 per share during the second year, and the final one-third upon achieving a traded share price of $21. During this period, 1990 to 1992, the Company's market capitalization increased from $21,500,000 to more than $109,000,000.

     The Board recommended and the stockholders approved a second incentive stock option plan (the "1993 Plan") at a time when the Company's Common Stock was trading at approximately $19 per share. Like the 1989 Plan, the 1993 Plan provided that options would vest and become exercisable in one-third increments upon the traded share price reaching certain levels for certain periods of time. The first one-third of the options granted became exercisable when the Company's traded share price reached an average of $30 per share for 20 consecutive days during the year following the first date of grant; a second one-third when the price reached $35 per share during the second year; and the final one-third became exercisable when a $40 share price was reached. During this period, 1993 to 1995, the Company's market capitalization increased from $102,700,000 to more than $310,000,000.

     The Board recommended and the stockholders approved another incentive stock option plan (the "1996 Plan") at a time when the Company's Common Stock was trading at approximately $28 per share. Like the earlier Plans, the 1996 Plan provided that options would vest and become exercisable in one-third increments upon the traded share price reaching certain levels for certain periods of time. The first one-third of the options granted became exercisable when the Company's traded share price reached an average of $36.75 per share for

20 consecutive days during the year following the first date of grant; a second one-third when the price reached $40 per share during the second year; and the final one-third became exercisable when a $43.375 per share price was reached. During this period, 1995 to 1997, the Company's market capitalization increased from $310,000,000 to more than $549,000,000.

     The Board recommended and the stockholders approved at the 1998 Annual Shareholders' Meeting an incentive stock option plan (the "1998 Plan") at a time when the Company's Common Stock was trading at approximately $27 per share (adjusted for a 2-for-1 split in June 1998). The 1998 Plan provided that options would vest and become exercisable in one-third increments upon the traded share price reaching certain levels for certain periods of time. The first one-third of the options granted became exercisable when the Company's traded share price reached an average of $30 per share for 20 consecutive days during the year following the first date of grant; a second one-third when the price reached $35 per share during the second year; and the final one-third became exercisable when a $40 per share price was reached. During this period, 1998 to 2000, the Company's market capitalization increased from $645,000,000 to more than $986,000,000.

     In July 2000 the Board approved the 2000 Employee Performance Stock Option Plan reserving 500,000 shares for grant under the plan. Approximately 422,250 options have been granted to non-executive employees and are outstanding under the 2000 Plan.


     The Board recommended and the stockholders approved at the 2001 Annual Shareholders' Meeting an incentive stock option plan (the "2001 Plan") at a time when the Company's Common Stock was trading at approximately $42.50 per share. The 2001 Plan provided that options would vest and become exercisable in one-third increments upon the traded share price reaching certain levels for certain periods of time. The first one-third of the options granted became exercisable when the Company's traded share price reached an average of $50 per share for 20 consecutive days during the year following the first date of grant; a second one-third when the price reached $60 per share during the second year; and the final one-third became exercisable when a $70 per share price was reached. During this period, 2001 to 2003, the Company's market capitalization decreased due to competitive and general economic conditions.



     The Board recommended and the stockholders approved at the 2003 Annual Shareholders' Meeting an incentive stock option plan (the "2003 Plan") at a time when the Company's Common Stock was trading at approximately $18.68 per share. Options granted to officers and key employees under the 2003 Plan would vest and become exercisable six years after the date of grant, subject to acceleration if the publicly traded price of the Company's Common Stock equaled or exceeded levels established by the Committee within certain time periods or in the event of a change in control. Options could also be granted under the 2003 Plan which time-vest in increments over a period of years. In granting future awards the Committee could determine these price and time-vested guidelines as it deemed appropriate after considering the Company's current performance and the expected changes in the Company's business environment.


     The 2004 Plan, as described in further detail below, being presented for shareholder approval authorizes the Compensation Committee to grant stock option awards, stock appreciation rights, restricted stock awards and performance unit awards in its discretion to key employees (including officers and employee directors) of the Company, and, if applicable, to determine the exercise price.

NON-EMPLOYEE DIRECTORS' PROGRAM

     The Board, at its October 28, 1993 meeting, adopted an option grant program for non-employee directors. Under the program, which was approved by shareholders at the 1994 Annual Meeting of Shareholders as part of the 1994 Stock Option Plan, each non-employee director will receive a grant of options to purchase 2000 shares of Common Stock at the first meeting of the Board of Directors following each of the Company's Annual Shareholder's meetings. Each such option will have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options granted to non-employee directors shall be non-qualified options. Each option will become exercisable six months after the date of grant subject to acceleration in the event of a change of control. Options awarded under the program shall not be subject to the performance criteria described above. The Board of Directors has determined that it is in the interest of the

Company and its stockholders to continue the director's program under the 2004 Plan, except that under the 2004 Plan, non-employee directors shall receive an award of stock options and/or restricted stock.

     The number of shares of Common Stock subject to stock options expected to be awarded in 2004 in respect of all current non-employee directors as a group is 18,000. There are currently nine non-employee directors. The number of non-employee directors who will participate in the Non-Employee Directors' Program in the future will vary from year to year. Employees of the Company or a subsidiary, whether or not directors, are not eligible to receive grants under the Non-Employee Directors' Program of the 1994 Plan, the 1996 Plan, the 1998 Plan, 2001 Plan, the 2003 Plan or the 2004 Plan.

                               NEW PLAN BENEFITS


                                      2004 INCENTIVE PLAN
------------------------------------------------------------------------------------------------
NAME AND POSITION                                             DOLLAR VALUE ($)   NUMBER OF UNITS
-----------------                                             ----------------   ---------------
James A. Mack, Chairman, President and CEO..................
N. David Eansor, President, Cambrex BioProducts Business
  Unit......................................................
Luke Beshar, Executive Vice President, Chief Financial
  Officer...................................................
Steven M. Klosk, Executive Vice President, Administration
  and COO, Cambrex Pharma and Biopharmaceutical Business
  Unit......................................................
Paolo Russolo, President Cambrex Profarmaco Business Unit...
Executive Group.............................................
Non-Executive Director Group................................
Non-Executive Officer Employee Group........................


GENERAL PROVISIONS


     Eligibility. Awards may be granted under the 2004 Plan to key employees, officers and directors of the Company and its subsidiaries, provided that non-employee directors will not be eligible to receive grants of stock appreciation rights, performance units or other performance-based awards. There are approximately 250 employees eligible to receive awards under the 2004 Plan. There are currently nine non-employee directors eligible to receive awards under the 2004 Plan.


     Authority of Committee. The 2004 Plan will be administered by the Compensation Committee or such other Committee designated by the Board (as applicable, the "Administrator"). The Administrator has authority to: select the participants who will receive awards, grant awards, determine the terms, conditions, and restrictions applicable to the awards, construe and interpret the 2004 Plan, and promulgate, amend and rescind rules relating to the implementation, administration and maintenance of the 2004 Plan.


     The 2004 Plan does not generally establish limits on the exercise price of awards, earn-out or vesting periods, or, other than in the case of stock options, termination provisions in the event of termination of employment. Instead, the Administrator is given the broad authority to establish these terms in order best to achieve the purpose of the 2004 Plan, except that, among other things, the exercise price of a stock option may not be less than one hundred percent of the fair market value of the Common Stock on the date of grant, the term of any stock option may not exceed seven years after the date immediately preceding the date of grant, a Stock Appreciation Right may not be exercisable prior to the date which is six months after the date of grant or prior to the exercisability of any non-qualified stock option with which it is granted in tandem, and, in the case of restricted stock, the vesting period may not be less than one year and the sales restriction period may not be less than three years.


     Number of Shares of Common Stock. The 2004 Plan provides for the grant of not more than 1.5 million shares of Common Stock, of which no more than 750,000 may be granted as full value shares (e.g., restricted stock). Shares of Common Stock subject to an award that is forfeited, surrendered, cancelled, terminated or settled in cash in lieu of Common Stock will again be available for awards under the 2004 Plan. In addition, if any award is exercised by tendering Common Stock to the Company as full or partial payment of the exercise price, the maximum number of shares of Common Stock available for awards under the 2004 Plan will be increased by the number of tendered shares.

     The number of shares of Common Stock with respect to which awards may be granted, the number of shares of Common Stock subject to outstanding awards, and the exercise price of any option issuable under the 2004 Plan, are subject to adjustment by the Administrator in the event of stock splits, stock dividends, reorganizations and similar events.

     Types of Awards. The 2004 Plan provides for the grant of stock options (incentive stock options (ISO) or "non-qualified" stock options), stock appreciation rights, restricted stock, performance units and other stock-based incentives, including the payment of a minimum of one-half of Board fees to non-employee directors in shares of Common Stock. These awards are payable in cash or shares of Common Stock, or any combination thereof, as specified in the 2004 Plan or as established by the Administrator.


     Grant of Awards. Awards may be granted singularly or in combination with or generally in tandem with other awards. The Administrator may provide in any award agreement that in the event that a participant exercises a stock option using shares of Common Stock held for at least six months, and/or elects to have shares of Common Stock withheld to satisfy the Company's withholding obligations, the participant will then receive a new option covering the number of shares of Common Stock used to exercise and/or satisfy withholding obligations. Any such option will have a per share exercise price equal to the then fair market value of the shares, and will be subject to minimum stock price appreciation requirements, post-exercise holding periods and other terms and conditions as the Administrator may establish.



     Exercise Price of Stock Options. The Administrator determines the exercise price of stock options at the time the stock options are granted, except that, as noted above, the exercise price of a stock option may not be less than one hundred percent of the fair market value of the Common Stock on the date of grant. The fair market value of the Common Stock is determined as the average of the highest and lowest reported sales prices for the Common Stock on the date of grant (or if no sales were reported that day, the next preceding day a sale occurred). As of February 27, 2004, the average of the highest and lowest reported sales prices of Common Stock was $27.55 per share. The exercise price of a stock option may be paid in cash and/or, in certain circumstances, by delivery of shares of Common Stock.


     Change of Control. In the event of a change of control of the Company, as defined in the 2004 Plan, (i) all outstanding stock options and stock appreciation rights become fully exercisable, (ii) all restrictions and conditions applicable to restricted shares will be deemed to have been satisfied, and (iii) all performance units and other performance-based awards will be deemed to have been fully earned. Such acceleration upon a change of control will apply only to those participants who are employed by the Company and/or one of its subsidiaries, or who are serving as a director of the Company, as of the date of the change of control.

     Non-transferability of Awards. Generally, awards granted under the 2004 Plan are not transferable except by will or the laws of descent and distribution or to an immediate family member or to a trust or similar vehicle for the benefit of such immediate family member or to a charitable trust.

     Amendment, Suspension and Termination of 2004 Plan. The Board may generally amend, suspend or terminate the 2004 Plan at any time and for any reason. However, the Company will obtain shareholder approval for any amendment to the 2004 Plan to the extent required by applicable laws or stock exchange rules. In addition, without limiting the foregoing, unless approved by the Company's shareholders, no such amendment will be made that would increase the maximum number of shares available for awards under the 2004 Plan. Further, the Administrator may not amend or modify the exercise price of, or otherwise reprice, any outstanding awards.

     Deferral. A participant may elect to defer receipt of cash or Common Stock which would otherwise be due to such participant by virtue of the exercise, earn out or settlement of any award made under the 2004 Plan, as and to the extent such deferral is permitted or provided for in a deferred compensation plan maintained by the Company.

     Effect of Termination of Employment on Stock Options. In the event an optionee's employment with the Company or a subsidiary terminates due to retirement, the optionee or his representative will generally have one year after the termination within which to exercise a stock option to the extent it was exercisable at the date of termination, but in no event will the option be exercisable beyond its stated term. In the event an optionee's employment with the Company or a subsidiary terminates due to permanent disability or death, the optionee or his representative will generally have one year within which to exercise a stock option to the extent it was exercisable at the date of termination, but in no event will an option be exercisable beyond its stated term. Any options (or portions thereof) which are not exercisable at the time the optionee's employment terminates will be canceled as of such date. If the optionee ceases to be employed by the Company or a subsidiary for any other reason, any and all rights of the optionee under any options held by him shall be forfeited unless otherwise agreed upon by the Administrator.

     Effect of Termination of Service as Non-Employee Director on Stock
Options. In the event a non-employee director ceases to serve as a director of the Company due to death, disability or mandatory retirement, any option held by such director will generally remain exercisable, to the extent exercisable at the date of termination, for a period of one year after termination or the remainder of the option term, if shorter. Any options which are not exercisable as of the date the director terminates service will be canceled as of such date. In the event a non-employee director ceases to serve as a director of the Company for any other reason, all options held by such director will terminate as of the date of termination unless otherwise agreed upon by the Administrator.

FEDERAL INCOME TAX CONSEQUENCES


     Stock Options. Upon exercise of non-qualified options granted under the 2004 Plan, ordinary income is generally realized by the optionee in an amount equal to the excess of the fair market value of the shares acquired upon exercise over the exercise price for those shares and the Company is generally entitled to a deduction in an equivalent amount at the time of such exercise. In the event of any subsequent sale of such shares, a gain would be recognized equal to the amount, if any, by which the sale price exceeds the tax basis of such shares. Such gain would be long-term or short-term capital gain, depending upon the period of time during which the shares were held following the date of exercise. Unlike non-qualified options, an optionee generally does not recognize taxable ordinary income upon exercise of an ISO and the Company is not entitled to any deduction. However the exercise of an ISO is subject to the alternative minimum tax and the optionee must increase his or her alternative minimum taxable income for the taxable year in which he or she exercised the ISO by the amount that would have been ordinary income had the option been a non-qualified option. An optionee will receive long-term capital gain or loss treatment upon the sale of shares purchased through exercise of an ISO if such shares are held for more than two years after the grant of the ISO (and one year after the date of exercise). If such shares are disposed of prior to such time, the optionee will generally realize ordinary income equal to the excess of (i) the lesser of
(x) the amount, if any, realized on the disposition and (y) the fair market value of the shares of Common Stock on the exercise date over (ii) the exercise price. Any such ordinary income recognized by the optionee is deductible by the Company.


     The foregoing is only a summary of U.S. federal income taxation upon awardees and the Company with respect to the grant and exercise of stock options under the 2004 Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the participant's death or the income tax laws of any municipality, state or foreign country in which the employee's income or gain may be taxable.

     Approval of the adoption of the 2004 Incentive Plan requires the affirmative vote of a majority of all shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting of Stockholders. Abstention from voting on the proposal will have the same effect as voting against the proposal. Broker non-votes will have no effect on the outcome.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

                             AUDIT COMMITTEE REPORT

     The following Report of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Cambrex Corporation ("Cambrex" or the "Company") does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference herein.

     The Committee consists of four directors, which were appointed by the Board. The Board has determined that each member of the Committee (i) is independent as currently defined by Cambrex policy, the Securities and Exchange Commission ("SEC") Rules and the New York Stock Exchange ("NYSE") listing standards; and (ii) satisfies the financial literacy requirements of the NYSE listing standards. Further, the Board has determined that at least one member of the Committee satisfies the financial expertise requirements of the NYSE listing standards. The Board has also determined that Mr. Roy Haley, Committee Chairperson is an Audit Committee Financial Expert, as that term is defined by current SEC rules.


     The Committee acts under a written charter first adopted by the Company's Governance Committee in 1995 and amended by the Committee and approved by the Board in May 2000. During early 2004, the Committee prepared a new Charter to incorporate the current requirements of the SEC and the NYSE listing standards, and recommended to the Board that the existing charter be replaced by the new Charter. The Board adopted the new Charter in February 2004. The new Charter is attached to this Proxy Statement as Exhibit 3, and is available on the Company's website (www.cambrex.com).



     The role of the Committee is to assist the Board in fulfilling its responsibility to oversee (i) the integrity of the Company's financial reporting process; (ii) the Company's systems of internal accounting and financial controls; (iii) the annual independent audit of the Company's financial statements; (iv) the independent auditors' qualifications and independence; and
(v) the Company's compliance with legal and regulatory requirements. The Committee's role is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the Company's independent auditors are responsible for auditing those financial statements. The Committee's specific responsibilities are set forth in the Audit Committee Charter.


     The Committee met fifteen (15) times in 2003. The Committee met individually with management, with PricewaterhouseCoopers LLP ("PwC"), the Company's independent auditors, and with the Company's internal auditors, as appropriate.

     During 2003, the Committee established a policy (the "Policy") for pre-approval of all audit and permissible non-audit services performed by the independent auditors. Under the Policy, the Audit Committee will approve the following Audit and Audit-Related Services prior to each engagement, along with a specific fee amount: (i) domestic quarterly reviews and the annual financial statement audit; (ii) statutory or financial audits for international subsidiaries or affiliates of the Company; (iii) the attestation engagement for the independent auditor's report on management's assertion on internal controls for financial reporting; (iv) financial audits of employee benefit plans; and
(v) due diligence services pertaining to potential business acquisitions and dispositions. On an annual basis, the Audit Committee will pre-approve a blanket amount to authorize the following Audit and Audit-Related Services: (i) consultations related to accounting, financial reporting or disclosure matters;
(ii) assistance with understanding and implementing new accounting and financial reporting guidance; and (iii) assistance with internal control reporting requirements and also Permissible Non-Audit Services, including tax services. Management will provide a quarterly update to the Committee detailing actual spending by quarter and year-to-date for any services rendered under such pre-approval. Under the Policy, the Committee has delegated pre-approval authority to the Chairman for permissible services and fees up to a maximum of $25,000. The Chairman will report to the entire Committee any services and fees approved pursuant to such delegation of authority.

     The Committee also (i) established procedures for the receipt, retention and treatment of complaints and allegations which are received by or otherwise come to the attention of the Company regarding accounting, internal accounting controls or auditing matters; and (ii) established procedures for employees of the

Company to report to the Committee, on an anonymous and confidential basis, concerns with respect to accounting or auditing matters.

     As previously reported, in early 2003, the Company voluntarily disclosed certain issues related to inter-company accounts for the five year period ending December 31, 2001 that resulted in the restatement of the Company's financial statements for those years. The SEC began an informal inquiry into the inter-company accounting matter. In April 2003, the Securities and Exchange Commission advised the Company that the SEC's informal inquiry had become a formal investigation. During 2003, the Committee retained Milbank, Tweed, Hadley and McCloy LLP, as independent counsel, to conduct an investigation and provide advice in connection with the previously disclosed inter-company accounting matter and the SEC investigation. The SEC investigation continues and the Company continues to cooperate with the SEC.

     As previously disclosed, in early March 2004, the Company reclassified an earlier equity investment in a privately held emerging biotechnology company and determined that such investment was impaired as of the second quarter 2002, therefore the Company adjusted second quarter and full year 2002 results to reflect such impairment. In early March 2004, the Company also determined that an additional valuation allowance related to the deferred tax asset allowance disclosed in the third quarter 2003 was required; therefore, the Company adjusted its Third Quarter 2003 Provision for Income Taxes to reflect such additional allowance. Both adjustments are included in the Company's Annual Report on Form 10-K for fiscal year end December 31, 2003.

     During 2003 the Committee also reviewed and had discussions with Company management and PwC regarding the audited financial statements, including a discussion of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Additionally, the Committee reviewed and had discussions with PwC, regarding the matters required to be discussed by Statement of Auditing Standards No. 61. Further, the Committee received the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with representatives of PwC their independence. The Committee also received the PwC opinion, dated February 27, 2004 (the "PwC Opinion"), which is included in the Company's Annual Report on Form 10K for fiscal year ended December 31, 2003.

     Based on the reviews and discussions with PwC and management, and the PwC Opinion, the Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2003 be included in Cambrex's 2003 Annual Report on Form 10-K.

                                AUDIT COMMITTEE

                             ROY W. HALEY, CHAIRMAN
                             KATHRYN RUDIE HARRIGAN
                                WILLIAM B. KORB
                                PETER G. TOMBROS

PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to Cambrex for each of the fiscal years ended December 31, 2003 and December 31, 2002, by the Company's principal accounting firm, PricewaterhouseCoopers LLP for Audit, Audit-Related, Tax and All Other Fees:

                                                             DECEMBER 31,    DECEMBER 31,
                                                                 2003            2002
                                                             ------------    ------------
Audit Fees.................................................   $1,070,962      $  813,301
Audit-Related Fees.........................................   $  109,625      $   67,000
Tax Fees...................................................   $   80,070      $  406,190
All Other..................................................   $        0      $        0
                                                              ----------      ----------
  Totals...................................................   $1,260,657      $1,286,491

                                   AUDIT FEES


     Aggregate Audit Fees billed for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of the Company's financial statements were $1,070,962 and $813,301 for fiscal years-ended 2003 and 2002, respectively.


                               AUDIT-RELATED FEES


     Aggregate Audit-Related fees billed for professional services rendered by PricewaterhouseCoopers LLP in connection with assurance and related services reasonably related to the audit and review of the Company's financial statements were $109,625 and $67,000 for fiscal years-ended 2003 and 2002, respectively. Such services include the financial audits of the Company's employee benefit plans; due diligence services pertaining to an acquisition and other commercial transactions; consultations related to the Rutherford divestiture and general accounting, financial reporting and disclosure matters; and assistance with understanding and implementing new accounting and financial reporting guidance and internal control requirements.


                                    TAX FEES


     Aggregate Tax fees billed for professional services rendered by PricewaterhouseCoopers LLP in connection with tax services, not classified as Audit or Audit-Related Services, were $80,070 and $406,190 for fiscal years-ended 2003 and 2002, respectively. Tax services include assistance with and review of domestic and foreign tax filings and tax advice.


                                 ALL OTHER FEES


     PricewaterhouseCoopers LLP did not perform any services classified as Other Services during fiscal years-ended 2003 and 2002, as such, there were no billings for such services.



     As discussed above in the Audit Committee Report, the Audit Committee established a policy for pre-approval of all audit and permissible non-audit services performed by the independent auditors. The Policy became effective in May 2003 and thereafter all services rendered were approved pursuant to the policy. There were no services performed or fees incurred by PricewaterhouseCoopers LLP where pre-approval was waived pursuant to the statutory de minimis exception.


     The Audit Committee has reviewed the billings by PricewaterhouseCoopers LLP and has determined that they do not affect the auditor's independence.

                                RATIFICATION OF
                            APPOINTMENT OF AUDITORS

     The Board of Directors, in accordance with the recommendation of the Audit Committee, has selected PricewaterhouseCoopers LLP to be the Company's independent accountants for 2004, subject to the ratification of the stockholders.

     PricewaterhouseCoopers LLP was first engaged by the Company as its independent accountants on March 19, 1992. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will be afforded an opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

STOCKHOLDER PROPOSALS FOR 2005

     Stockholder proposals intended to be presented at the 2005 Annual Meeting must be received by the Company not later than November 22, 2004 as well as satisfy certain eligibility requirements established by the Securities and Exchange Commission, in order to be included in the Company's Proxy Statement for the 2005 Annual Meeting.

     Under the Company's By-laws, any stockholder wishing to present a nomination for the office of director before the 2005 Annual Meeting for a vote must give notice to the Company on or prior to January 26, 2005; and any stockholder wishing to bring a proposal or other business before the 2005 Annual Meeting for a vote must give the Company not less than 60 days nor more than 90 days advance notice (provided that in the event that less than 70 days' notice or prior public disclosure of the date of the 2005 Annual Meeting is given or made to stockholders, notice must be received not later than the close of business on the 10th day following the date on which such notice of the date of the 2005 Annual Meeting was mailed or such public disclosure was made) prior to the date of the 2005 Annual Meeting (which date has not yet been determined by the Company), and that both such notices must meet certain other requirements as stated in the Company's By-Laws. Any stockholder interested in making such a nomination or proposal should request a copy of such By-law provisions from the Secretary of Cambrex Corporation. If the Company does not receive notice of a stockholders' proposal within this time frame, the individuals named in the proxies solicited by the Board of Directors for that meeting may exercise discretionary voting power with respect to that proposal.

                                                 By Order of the Board of
                                                 Directors.

                                                       Peter E. Thauer,
                                                           Secretary

March 22, 2004

     UPON WRITTEN REQUEST THE COMPANY WILL PROVIDE TO EACH STOCKHOLDER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR 2003. REQUESTS SHOULD BE DIRECTED TO MR. LUKE M. BESHAR, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, CAMBREX CORPORATION, ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NJ 07073. SUCH REPORT WILL BE FURNISHED WITHOUT EXHIBITS. COPIES OF THE EXHIBITS TO SUCH ANNUAL REPORT WILL BE FURNISHED TO REQUESTING STOCKHOLDERS UPON PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING THE SAME.

                                                                       EXHIBIT 1

                      INDEPENDENCE STANDARDS FOR DIRECTORS

     Pursuant to the New York Stock Exchange listing standards and the Sarbanes-Oxley Act of 2002, our Board of Directors has adopted a formal set of categorical standards with respect to the determination of director independence. To be considered "independent" for purposes of these standards, a director must be determined, by resolution of the Board as a whole, after due deliberation, to have no material relationship with the Company or its subsidiaries other than as a director. In each case, the Board shall broadly consider all relevant facts and circumstances and shall apply the following standards:

     1. The Board has defined an independent director as a director who meets all of the following criteria:

          a. is not currently an employee or member of management of the Company or any of its subsidiaries;

          b. has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). For this purpose material relationships can, for example, include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships;

          c. has no other relationships with the Company or its subsidiaries that would interfere in the exercise of independent judgment as a director;

          d. does not accept any consulting, advisory, or other compensatory fee from the Company or its subsidiaries except fees received for service as a director, and has no personal services contract(s) with the Company or its subsidiaries;

          e. is and is not affiliated with a company that is an adviser or consultant to the Company or its subsidiaries;

          f. is not affiliated with a not-for-profit entity that receives significant contributions from the Company.

     2. Any person who, or whose immediate family member(s), has within the prior three years had any of the following relationships with the Company does not qualify as a independent director.

          a. Former Employees. A person who has been an employee, or whose immediate family member has been an executive officer, of the Company or its subsidiaries, cannot be an independent director until three years after the end of the employment.

          b. Direct Compensation. A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company or its subsidiaries, other than director and committee fees, cannot be an independent director until three years after he ceases to receive more than $100,000 per year in such compensation.

          c. Significant Customers and Vendors. A director who is an executive officer or an employee of, or whose immediate family member is an executive officer of, a company that makes payments to, or receives payments from, the Company or its subsidiaries for property or services in excess of, in any single fiscal year, the greater of (i) $1 million or (ii) 2% of the other company's consolidated gross revenues, cannot be an independent director until three years after falling below the threshold.

          d. Former Auditor. A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company cannot be an independent director until three years after the end of the affiliation or the auditing relationship.

          e. Interlocking Directorships. A director who is employed as, or whose immediate family member is employed as, an executive officer of another company where any of the Company's present executive officers serve on that company's compensation committee cannot be an independent director until three years after the end of such service or the employment relationship.

                                                                       EXHIBIT 2

                              CAMBREX CORPORATION
                              2004 INCENTIVE PLAN

                                   * * * * *

     1. PURPOSE. The purpose of the 2004 Incentive Plan (the "Plan") is to further and promote the interests of Cambrex Corporation (the "Company"), its Subsidiaries and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate employees, officers and directors or those who will become employees, officers or directors, and to align the interests of those individuals and the Company's shareholders. To do this, the Plan offers performance-based incentive awards and equity-based opportunities providing such employees, officers and directors with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries.

     2. DEFINITIONS. For purposes of the Plan, the following terms shall have the meanings set forth below:

          2.1 "AWARD" means an award or grant made to a Participant under Sections 6, 7, 8, 9, 10, 11 and/or 12.3 of the Plan.

          2.2 "AWARD AGREEMENT" means the agreement executed by a Participant pursuant to Sections 3.2 and 18.7 of the Plan in connection with the granting of an Award.

          2.3 "BOARD" means the Board of Directors of the Company, as constituted from time to time.

          2.4 "CODE" means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

          2.5 "COMMITTEE" means the Compensation Committee, or such other Committee of the Board, which shall be designated by the Board to administer the Plan. The Committee shall be composed of two or more persons as from time to time are appointed to serve by the Board with respect to awards to employees. Each member of the Committee, while serving as such, shall also be a member of the Board, and shall be an outside director within the meaning of Section 162(m) of the Code, a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act and independent within
     Section 303A.05 of the New York Stock Exchange Listing Standards.

          2.6 "COMMON STOCK" means the Class A Common Stock, par value $0.10 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

          2.7 "COMPANY" means Cambrex Corporation, a Delaware corporation, or any successor corporation to Cambrex Corporation.

          2.8 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

          2.9 "FAIR MARKET VALUE" means, with respect to any given day, the average of the highest and lowest reported sales prices on the principal national stock exchange on which the Common Stock is traded, or if such exchange was closed on such day or, if it was open but the Common Stock was not traded on such day, then on the next preceding day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select.

          2.10 "INCENTIVE STOCK OPTION" means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is intended to be (and is specifically designated as) an "incentive stock option" within the meaning of Section 422 of the Code.

          2.11 "NON-EMPLOYEE DIRECTOR" shall mean a member of the Board who is not an employee.

          2.12 "NON-QUALIFIED STOCK OPTION" means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is not (and is specifically designated as not being) an Incentive Stock Option.

          2.13 "PARTICIPANT" means any individual who is selected from time to time under Section 5 to receive an Award under the Plan.


          2.14 "PERFORMANCE UNITS/SHARES" means the monetary units granted under
     Section 9 of the Plan and the relevant Award Agreement.


          2.15 "PLAN" means the Cambrex Corporation 2004 Incentive Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

          2.16 "RESTRICTED SHARES" means the restricted shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan and the relevant Award Agreement.

          2.17 "STOCK APPRECIATION RIGHT" means an Award described in Section
     7.2 of the Plan and granted pursuant to the provisions of Section 7 of the Plan.

          2.18 "SUBSIDIARY(IES)" means any corporation which is a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

     3.  ADMINISTRATION.

     3.1 THE COMMITTEE.  The Plan shall be administered by the Committee.

     3.2 PLAN ADMINISTRATION AND PLAN RULES. The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, (a) selecting the Plan's Participants, (b) making Awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Committee shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and/or any Award Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe, except that, unless otherwise provided in the Plan, the Committee shall not delegate its authority with regard to the selection for participation in the Plan and/or the granting of any Awards to Participants. The Committee's determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee, provided that written agreements shall not be required with respect to grants made pursuant to Section 11. The Committee may, in its sole discretion, delegate its authority to one or more senior executive officers for the purpose of making Awards to Participants who are not subject to Section 16 of the Exchange Act.

     3.3 LIABILITY LIMITATION. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

                                      E-2-2

     4.  TERM OF PLAN/COMMON STOCK SUBJECT TO PLAN.

     4.1 TERM. The Plan shall terminate on such date as is ten years from the date the Plan is approved by the Company's shareholders, except with respect to Awards then outstanding. After such date no further Awards shall be granted under the Plan.

     4.2 COMMON STOCK. The maximum number of shares of Common Stock in respect of which Awards may be granted or paid out under the Plan, subject to adjustment as provided in Section 15.2 of the Plan, shall not exceed 1,500,000 shares, of which no more than 750,000 shall be granted or paid out as full value shares (e.g., Restricted Shares). In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan.


     4.3 COMPUTATION OF AVAILABLE SHARES. For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the limitations set forth in Section 4.2 of the Plan the maximum number of shares of Common Stock potentially subject to issuance upon exercise or settlement of Awards granted under Sections 6, 7 and
12.3 of the Plan, the number of shares of Common Stock issued under grants of Restricted Shares pursuant to Section 8 and 12.3 of the Plan, the maximum number of shares of Common Stock potentially issuable under grants or payments of Performance Units/Shares or other performance-based Awards pursuant to Section 9 or 10 of the Plan, respectively, and the maximum number of shares of Common Stock potentially issuable under grants to Non-Employee Directors in respect of Board fees pursuant to Section 11 of the Plan, in each case determined as of the date on which such Awards are granted. If any Awards expire unexercised or are forfeited, surrendered, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Awards shall again be available for Awards under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Awards; provided, however, that if any Award is exercised by tendering Common Stock, either actually or by attestation, to the Company as full or partial payment of the exercise price, the maximum number of shares of Common Stock available under Section 4.2 shall be increased by the number of shares so tendered.


     5.  ELIGIBILITY.


     (a) Individuals eligible for Awards under the Plan shall consist of key employees, officers and Non-Employee Directors, or those who will become key employees, officers or Non-Employee Directors, of the Company and/or its Subsidiaries whose performance or contribution, in the sole discretion of the Committee, benefits or will benefit the Company or any Subsidiary, provided, however, that Non-Employee Directors shall not be eligible to receive grants of Stock Appreciation Rights, Performance Units/Shares or other performance-based Awards under the Plan.


     (b) No Incentive Stock Option shall be granted to an employee ineligible at the time to receive such a Stock Option because of owning more than 10% of the Common Stock in accordance with the provisions of Section 422(b)(6) of the Code, unless the Stock Option meets the requirements of Section 422(c)(5) of the Code.

     6.  STOCK OPTIONS.

     6.1 TERMS AND CONDITIONS. Stock Options granted under the Plan shall be in respect of Common Stock and may be in the form of Incentive Stock Options or Non-Qualified Stock Options (sometimes referred to collectively herein as the "Stock Option(s)"). Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

                                      E-2-3

     6.2 GRANT. Stock Options may be granted under the Plan in such form as the Committee may from time to time approve. Stock Options may be granted alone or in addition to other Awards under the Plan or in tandem with Stock Appreciation Rights. Special provisions shall apply to Incentive Stock Options granted to any employee who owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, within the meaning of Sections 424(e) and (f) of the Code (a "10% Shareholder").


     6.3 EXERCISE PRICE. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee, including, without limitation, a determination based on a formula determined by the Committee; provided, however, that the exercise price of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of such Stock Option; provided, further, however, that, in the case of a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.



     6.4 TERM. The term of each Stock Option shall be such period of time as is fixed by the Committee; provided, however, that the term of any Stock Option shall not exceed seven (7) years (five (5) years, in the case of a 10% Shareholder with respect to Incentive Stock Options) after the date immediately preceding the date on which the Stock Option is granted.


     6.5 METHOD OF EXERCISE. A Stock Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company and payment of the full exercise price of the shares being purchased. Payment may be made:
(i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company, or (ii) through the delivery of shares of Common Stock which have been held by a Participant for at least six months with a Fair Market Value equal to the exercise price, or (iii) by a combination of both (i) and (ii) above. The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of a Stock Option and may impose such limitations and prohibitions on the use of Common Stock to exercise a Stock Option as it deems appropriate. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes. Any portion of a Stock Option that is exercised may not be exercised again. With respect to Stock Options, a Participant shall not have any of the rights or privileges of a holder of Common Stock until such time as shares of Common Stock are issued or transferred to the Participant.

     6.6 EXERCISABILITY. Any Stock Option granted under the Plan shall become exercisable on such date or dates as determined by the Committee (in its sole discretion) at any time and from time to time in respect of such Stock Option. The Committee may establish installment exercise terms in Awards to employees based on the Company's publicly traded share price, and may establish installment exercise terms based on the passage of time or otherwise, such that the Stock Option becomes fully exercisable in a series of cumulating portions. Notwithstanding any other provision of the Plan, the aggregate Fair Market Value (determined at the time the Stock Option is granted) of the shares of stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant under the Plan or any other plan of the Company or any Subsidiary, in any calendar year, shall not exceed $100,000 (or such other individual employee maximum as may be in effect from time to time under the Code at the time the Incentive Stock Option is awarded).

     6.7 WHO SHALL EXERCISE. During a Participant's lifetime, Stock Options may be exercised only by the Participant except as provided by the Plan or as otherwise specified by the Committee in the case of Stock Options which are not Incentive Stock Options. After the death of a Participant a Stock Option may be exercised only by his beneficiary in accordance with the terms of the Plan and the Award Agreement.

     6.8 TERMINATION OF EMPLOYMENT.

     (a) In the event a Participant (other than a Non-Employee Director) shall cease to be employed by the Company or any Subsidiary while he is holding one or more Stock Options, each outstanding Stock Option, or

                                      E-2-4
any portion thereof, which is exercisable on the date of such termination shall expire unless otherwise determined by the Committee at the earlier of the expiration of its term or the following:

          (i) one year after termination due to normal retirement, late retirement or earlier retirement with Committee consent, under a formal plan or policy of the Company;

          (ii) one year after termination due to permanent and total disability within the meaning of Section 22(e)(3) of the Code as determined by the Committee;

          (iii) one year after the Participant's death; or

          (iv) coincident with the date of termination if due to termination for cause or for any other reason not provided for herein, except as and to the extent that the Committee may determine otherwise. In the event of death within the period set forth in clause (i) above, after normal or early retirement while any portion of the Stock Option remains exercisable, the Committee in its discretion may provide for an extension of the exercise period of up to one year after the Participant's death but not beyond the expiration of the term of the Stock Option.

     (b) For the purposes of this Section 6.8, it shall not be considered a termination of employment when a Participant is placed by the Company or any Subsidiary on a military or sick leave or such other type of leave of absence which is considered as continuing intact the employment relationship of the Participant. In the case of such leave of absence the employment relationship shall be continued until the later of the date when such leave equals ninety
(90) days or the date when the Participant's right to reemployment with the Company or such Subsidiary shall no longer be guaranteed either by statute or contract.

     (c) If the Subsidiary for which a Participant is employed ceases to be a Subsidiary of the Company, unless otherwise determined by the Committee, such event shall be deemed to constitute a termination of employment due to resignation for purposes of the Plan.

     (d) Unless otherwise determined by the Committee, any portion of a Stock Option held by a Participant (other than a Non-Employee Director) that is not exercisable on the date such Participant's employment terminates shall expire as of such termination date.

     6.9 TERMINATION OF SERVICE AS A NON-EMPLOYEE DIRECTOR.

     (a) In the event a Non-Employee Director shall cease to serve as a director of the Company while he or she is holding one or more Stock Options, each outstanding Stock Option, or any portion thereof, which is exercisable as of the date of such termination shall expire unless otherwise determined by the Committee at the earlier of the expiration of its term or the following:

          (i) one year after termination of service due to retirement under a mandatory retirement policy of the Board as may be in effect on the date of such termination of service;

          (ii) one year after termination of service due to permanent and total disability within the meaning of Section 22(e) (3) of the Code;

          (iii) one year after termination of service due to the Non-Employee Director's death; or

          (iv) coincident with the date service terminates for any other reason, except as and to the extent that the Committee may determine otherwise.

     (b) Unless otherwise determined by the Committee, any Stock Options which have not become exercisable as of the date a Non-Employee Director ceases to serve as a director of the Company shall terminate as of such date.

     6.10 TANDEM GRANTS. If Non-Qualified Stock Options and Stock Appreciation Rights are granted in tandem, as designated in the relevant Award Agreements, the right of a Participant to exercise any such tandem Stock Option shall terminate to the extent that the shares of Common Stock subject to such Stock Option are used to calculate amounts or shares receivable upon the exercise of the related tandem Stock Appreciation Right.

                                      E-2-5

     6.11 RELOAD PROVISION. The Committee may provide in any Award Agreement that in the event the Optionee exercises a Stock Option using shares held for at least 6 months and/or elects to have shares withheld to satisfy the Company's withholding obligations, the Optionee will then receive a new option covering the number of shares used to exercise and/or satisfy withholding obligations. Such option will have a per share exercise price equal to the then Fair Market Value of the shares, and will be subject to such terms and conditions as the Committee, in its sole discretion, may determine, including without limitation, minimum stock price appreciation requirements and post-exercise holding periods. Nothing in this Section 6.11 will restrict the Committee's ability to fix or limit in an Award Agreement the maximum number of shares available under any new option granted pursuant to an Award Agreement.

     7.  STOCK APPRECIATION RIGHTS.

     7.1 TERMS AND CONDITIONS. The grant of Stock Appreciation Rights under the Plan shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

     7.2 STOCK APPRECIATION RIGHTS. A Stock Appreciation Right is an Award granted with respect to a specified number of shares of Common Stock entitling a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

     7.3 GRANT. A Stock Appreciation Right may be granted in addition to any other Award under the Plan or in tandem with or independent of a Non-Qualified Stock Option.

     7.4 DATE OF EXERCISABILITY. In respect of any Stock Appreciation Right granted under the Plan, unless otherwise (a) determined by the Committee (in its sole discretion) at any time and from time to time in respect of any such Stock Appreciation Right, or (b) provided in the Award Agreement, a Stock Appreciation Right may be exercised by a Participant, in accordance with and subject to all of the procedures established by the Committee, in whole or in part at any time and from time to time during its specified term. Notwithstanding the preceding sentence, in no event shall a Stock Appreciation Right be exercisable prior to the date which is six (6) months after the date on which the Stock Appreciation Right was granted or prior to the exercisability of any Non-Qualified Stock Option with which it is granted in tandem. The Committee may also provide, as set forth in the relevant Award Agreement and without limitation, that some Stock Appreciation Rights shall be automatically exercised and settled on one or more fixed dates specified therein by the Committee.

     7.5 FORM OF PAYMENT. Upon exercise of a Stock Appreciation Right, payment may be made in cash, in Restricted Shares or in shares of unrestricted Common Stock, or in any combination thereof, as the Committee, in its sole discretion, shall determine and provide in the relevant Award Agreement.

     7.6 TANDEM GRANT. The right of a Participant to exercise a tandem Stock Appreciation Right shall terminate to the extent such Participant exercises the Non-Qualified Stock Option to which such Stock Appreciation Right is related.

     8.  RESTRICTED SHARES.

     8.1 TERMS AND CONDITIONS. Grants of Restricted Shares shall be subject to the terms and conditions set forth in this Section 8 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. Restricted Shares may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Share grant made to any Participant. With respect to each Participant receiving an Award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be

                                      E-2-6
registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the Cambrex Corporation 2004 Incentive Plan and an Award Agreement entered into between the registered owner hereof and Cambrex Corporation. Copies of such Plan and Award Agreement are on file in the office of the Secretary of Cambrex Corporation, One Meadowlands Plaza, East Rutherford, New Jersey 07073. Cambrex Corporation will furnish to the record holder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement. Cambrex Corporation reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied."

Such stock certificate evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

     8.2 RESTRICTED SHARE GRANTS. A grant of Restricted Shares is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment for specified reasons within a specified period of time or for other reasons (including, without limitation, the failure to achieve designated performance goals).


     8.3 RESTRICTION PERIOD. In accordance with Sections 8.1 and 8.2 of the Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares shall only become vested in the Participant in accordance with such vesting schedule relating to such Restricted Shares as the Committee may establish in the relevant Award Agreement; provided, however, that, in no event shall such resting period be shorter than one year. In addition, a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award prior to the third year anniversary of the date of grant or such later date as the Committee may establish in the relevant Award Agreement. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Shares or a portion thereof, as the case may be, as provided in
Section 8.4 of the Plan.


     8.4 PAYMENT OF RESTRICTED SHARE GRANTS. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a new certificate, without the legend set forth in Section 8.1 of the Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

     8.5 SHAREHOLDER RIGHTS. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, only those rights of a shareholder of such stock as the Committee may grant in the relevant Award Agreement. Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued.


     9.  PERFORMANCE UNITS/SHARES.



     9.1 TERMS AND CONDITIONS. Performance Units/Shares shall be subject to the terms and conditions set forth in this Section 9 and any additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.



     9.2 PERFORMANCE UNIT/SHARE GRANTS. A Performance Unit/Share is an Award of units (with each unit representing such monetary amount as is designated by the Committee in the Award Agreement) granted to a


                                      E-2-7

Participant, subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion thereof) in the event certain performance criteria or other conditions are not met within a designated period of time.


     9.3 GRANTS. Performance Units/Shares may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Units/ Shares to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Units/Shares granted to any Participant.



     9.4 PERFORMANCE GOALS AND PERFORMANCE PERIODS. Participants receiving a grant of Performance Units/Shares shall only earn into and be entitled to payment in respect of such Awards if the Company and/or the Participant achieves certain performance goals (the "Performance Goals") during and in respect of a designated performance period (the "Performance Period"). The Performance Goals and the Performance Period shall be established by the Committee, in its sole discretion. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee shall also establish a schedule or schedules for Performance Units/Shares setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. In setting Performance Goals, the Committee may use, but shall not be limited to, such measures as total shareholder return, return on equity, net earnings growth, sales or revenue growth, operating profit, cash flow, comparisons to peer companies, individual or aggregate Participant performance or such other measure or measures of performance as the Committee, in its sole discretion, may deem appropriate. Such performance measures shall be defined as to their respective components and meaning by the Committee (in its sole discretion). During any Performance Period, the Committee shall have the authority to adjust the Performance Goals and/or the Performance Period in such manner as the Committee, in its sole discretion, deems appropriate at any time and from time to time.



     9.5 PAYMENT OF UNITS. With respect to each Performance Unit/Shares, the Participant shall, if the applicable Performance Goals have been achieved, or partially achieved, as determined by the Committee in its sole discretion, by the Company and/or the Participant during the relevant Performance Period, be entitled to receive payment in an amount equal to the designated value of each Performance Unit/Shares times the number of such units so earned. Payment in settlement of earned Performance Units/Shares shall be made as soon as practicable following the conclusion of the respective Performance Period in cash, in unrestricted Common Stock, or in Restricted Shares, or in any combination thereof, as the Committee in its sole discretion, shall determine and provide in the relevant Award Agreement.


     10. PERFORMANCE-BASED AWARDS. Other performance-based awards that are intended to be "qualified performance-based compensation" within the meaning of section 162(m) of the Code shall be paid solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of section 162(m) and the regulations thereunder. Unless otherwise determined by the Committee, the performance goals shall be the attainment of preestablished levels of any of net income, operating profit, market price per share, earnings per share, return on equity, sales or revenue growth, return on capital employed, cash flow, individual or aggregate Participant performance, environmental, health and safety performance or regulatory compliance (e.g., compliance with the rules and regulations of the United States Food and Drug Administration). Payment in settlement of any such Award may be made in cash, in unrestricted Common Stock, or in Restricted Shares, or in any combination thereof, as the Committee in its sole discretion, shall determine and provide in the relevant Award Agreement. The payout of any such Award to a Covered Employee (as defined below) may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee. For purposes of the Plan, "Covered Employee" has the same meaning as set forth in Section 162(m) of the Code.

     11. BOARD FEES. For so long as the Directors' Common Stock Fee Payment Plan, adopted by the Board in 1995, remains in effect, a minimum of one-half of the annual Board fees payable to each Non-Employee Director or, at the election of such Non-Employee Director, up to one hundred percent of such Board fees in ten percent increments (i.e., 60%, 70%, 80%, 90% or 100%) (the applicable percentage, whether

                                      E-2-8

50% or such higher percentage as may be elected by such Non-Employee Director, the "Applicable Share Percentage"), shall be received in shares of Common Stock in accordance with the following provisions:

          (a) As the Board retainer fees and the per-meeting Board fees are earned by each Non-Employee Director during the course of each calendar year, the amount of such fees shall be converted into a number of shares of Common Stock equivalents based on the closing price of the Common Stock on the principal national stock exchange on which the Common Stock is traded on the first trading day of such calendar year (the "First Trading Day Closing Price").

          (b) The shares of Common Stock equivalents allocated to each Non-Employee Director pursuant to paragraph (a) above ("Director Fee Equivalents") shall earn dividend equivalents. In respect of any such Award of Director Fee Equivalents which is outstanding on a dividend record date for Common Stock, such Non-Employee Director shall be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date; provided, however, that the amount of any cash dividend shall be converted into a number of shares of Common Stock equivalents based on the First Trading Day Closing Price.

          (c) As soon as practicable after the last Board or committee meeting of each calendar year, the Applicable Share Percentage of the aggregate Director Fee Equivalents, including dividend equivalents, allocated to each Non-Employee Director shall be paid in unrestricted Common Stock on a one-to-one basis (i.e., payment of one Director Fee Equivalent shall be made in one share of Common Stock).

     12.  DEFERRAL ELECTIONS/OTHER PROVISIONS.

     12.1 DEFERRALS. If the Company maintains an appropriate deferred compensation plan available for such purpose, a Participant may elect to defer receipt of any payment of cash or any delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise, earn out or settlement of any Award made under the Plan, as and to the extent such deferral is permitted or provided for in a deferred compensation plan maintained by the Company.

     12.2 MAXIMUM YEARLY AWARDS. The maximum annual Common Stock amounts in this Section 12.2 are subject to adjustment under Section 15.2 and are subject to the Plan maximum under Section 4.2.

          12.2.1 STOCK OPTIONS AND SARS. Each individual Participant may not receive in any calendar year Awards of Stock Options or Stock Appreciation Rights exceeding 300,000 underlying shares of Common Stock, subject to adjustment as provided in Section 15.


          12.2.2 OTHER AWARDS. The maximum amount payable in respect of Performance Units/Shares, Restricted Shares and other performance-based Awards in any calendar year may not exceed, in the case of any individual Participant, 100,000 shares of Common Stock, in the case of stock based awards, and $1,000,000, in the case of cash-based Awards, (each of the foregoing representing the Participant's "Annual Limit" for that type of Award), plus the amount of the Participant's unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 15.


     12.3 SPECIAL RULES FOR AWARDS TO NON-EMPLOYEE DIRECTORS. Notwithstanding any other provision of the Plan, Awards of Stock Options and Restricted Shares to Non-Employee Directors shall be made pursuant to the following provisions:

          (i) On the date of the first meeting of the Board after each annual meeting of shareholders of the Company occurring during the term of this Plan, each Non-Employee Director shall receive an Award of Non-Qualified Stock Options to purchase shares of Common Stock, and/or Restricted Shares;

          (ii) All Stock Options awarded to Non-Employee Directors pursuant to paragraph (i) shall have an exercise price equal to the Fair Market Value of the Common Stock on the date of grant, shall have a term of ten years (unless otherwise determined by the Committee in the Award Agreement), and shall

                                      E-2-9
     become exercisable, subject to the provisions of the Plan, six months after the grant date (unless otherwise determined by the Committee in the Award Agreement); and

     13. DIVIDEND EQUIVALENTS. In addition to the provisions of Section 8.5 of the Plan, Awards of Stock Options, and/or Stock Appreciation Rights, may, in the sole discretion of the Committee and if provided for in the relevant Award Agreement, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant shall be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of such dividend equivalents, including, without limitation, the amount, the timing, form of payment and payment contingencies and/or restrictions of such dividend equivalents, as it deems appropriate or necessary.

     14. NON-TRANSFERABILITY OF AWARDS. An Award may be transferred to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members or to a charitable trust (collectively, the "Permitted Transferees"), provided that except as permitted by this Section 13 no Award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or, if applicable, the Permitted Transferees. The rights of a Permitted Transferee shall be limited to the rights conveyed to such Transferee, who shall be subject to and bound by the terms of the Award Agreement between the Participant and the Company.

     15.  CHANGES IN CAPITALIZATION AND OTHER MATTERS.

     15.1 NO CORPORATE ACTION RESTRICTION. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's or any Subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company's or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers, shareholders or agents of the Company or any Subsidiary, as a result of any such action.

     15.2 RECAPITALIZATION ADJUSTMENTS. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, Change of Control or exchange of Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Committee may, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the exercise price with respect to any Stock Option, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

     15.3 MERGERS. If the Company enters into or is involved in any merger, reorganization, Change of Control or other business combination with any person or entity (a "Merger Event"), the Board may, prior to such Merger Event and effective upon such Merger Event, take such action as it deems appropriate, including,
                                      E-2-10
but not limited to, replacing such Stock Options and/or Stock Appreciation Rights with substitute stock options and/or stock appreciation rights in respect of the shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Stock Options or Stock Appreciation Rights granted hereunder as of the date of the consummation of the Merger Event. Notwithstanding anything to the contrary in the Plan, if any Merger Event or Change of Control occurs, the Company shall have the right, but not the obligation, to cancel each Participant's Stock Options and/or Stock Appreciation Rights and to pay to each affected Participant in connection with the cancellation of such Participant's Stock Options and/or Stock Appreciation Rights, an amount equal to the excess of the Fair Market Value, as determined by the Board, of the Common Stock underlying any unexercised Stock Options or Stock Appreciation Rights (whether then exercisable or not) over the aggregate exercise price of such unexercised Stock Options and/or Stock Appreciation Rights.

     Upon receipt by any affected Participant of any such substitute stock options or stock appreciation rights (or payment) as a result of any such Merger Event, such Participant's affected Stock Options and/or Stock Appreciation Rights for which such substitute options and/or stock appreciation rights (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant.

     16.  CHANGE OF CONTROL.


     16.1 ACCELERATION OF AWARDS VESTING. Anything in the Plan to the contrary notwithstanding, if a Change of Control of the Company occurs (i) all Stock Options and/or Stock Appreciation Rights then unexercised and outstanding shall become fully vested and exercisable as of the date of the Change of Control,
(ii) all restrictions, terms and conditions applicable to all Restricted Shares then outstanding shall be deemed lapsed and satisfied as of the date of the Change of Control, (iii) the performance period shall be deemed completed, all performance goals shall be deemed attained at the highest levels and all Performance Units/Shares and all other performance-based Awards shall be deemed to have been fully earned as of the date of the Change of Control, and (iv) all Board fees payable to Non-Employee Directors in shares of unrestricted Common Stock and/or cash pursuant to Section 11 shall be paid as soon as practicable after the date of the Change of Control. The immediately preceding sentence shall apply to only those Participants who are employed by the Company and/or one of its Subsidiaries, or who are serving as a director of the Company, as of the date of the Change of Control.


     16.2 CHANGE OF CONTROL. For the purpose of this Agreement, "Change of Control" shall mean the occurrence of any of the following events:

          16.2.1 The acquisition (other than from the Company) by any person, entity or "group" (within the meaning of Section 13 (d)(3) or 14(d)(2) of the Exchange Act but excluding for this purpose the Company or its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries which acquires beneficial ownership of voting securities of the Company) of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifteen percent (15%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

          16.2.2 Individuals who, as of the date that this Plan becomes effective in accordance with Section 18.11, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that any person becoming a member of the Board subsequent to the date that this Plan becomes effective in accordance with
     Section 18.11 whose election or nomination for election by the Company's shareholders (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered a member of the Incumbent Board; or

                                      E-2-11

          16.2.3 Approval by the shareholders of the Company of either a reorganization, or merger, or consolidation, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated entity's then outstanding voting securities, or a liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company; or

          16.2.4 Any other event or series of events which is determined by a majority of the Incumbent Board to constitute a Change of Control for the purposes of the Plan.

     17.  AMENDMENT, SUSPENSION AND TERMINATION.


     17.1 IN GENERAL. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable to insure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary. No such amendment, suspension or termination shall (a) materially adversely affect the rights of any Participant under any outstanding Stock Options, Stock Appreciation Rights, Performance Units/Shares, other performance-based Awards, Restricted Share grants, or under any grants to Non-Employee Directors in respect of Board fees pursuant to Section 11 of the Plan, without the consent of such Participant, (b) make any change that would disqualify the Plan, or any other plan of the Company or any Subsidiary intended to be so qualified, from the benefits provided under Section 422 of the Code, or any successor provisions thereto or (c) increase the number of shares available for Awards pursuant to
Section 4.2 without shareholder approval. Notwithstanding anything to contrary contained herein, no amendment may be made to Section 12.3 or any other provision of the Plan relating to Stock Options granted to or held by Non-Employee Directors within six months of the last date on which any such provision was amended.



     17.2 AWARD AGREEMENT MODIFICATIONS. The Committee may (in its sole discretion) amend or modify at any time and from time to time the terms and provisions of any outstanding Stock Options, Stock Appreciation Rights, Performance Units/Shares, other performance-based Awards, or Restricted Share grants, in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially determined the restrictions, terms and provisions of such Stock Options, Stock Appreciation Rights, Performance Units/Shares, other performance-based Awards, and/or Restricted Share grants, including, without limitation, changing or accelerating (a) the date or dates as of which such Stock Options or Stock Appreciation Rights shall become exercisable, (b) the date or dates as of which such Restricted Share grants shall become vested, or (c) the performance period or goals in respect of any Performance Units/Shares or other performance-based Awards. No such amendment or modification shall, however, (i) amend or modify the exercise price of, or otherwise reprice, any outstanding Awards or (ii) otherwise materially adversely affect the rights of any Participant under any such Award without the consent of such Participant.


     18.  MISCELLANEOUS.

     18.1 TAX WITHHOLDING. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option or Stock Appreciation Right, or the delivery, transfer or vesting of any Common Stock or Restricted Shares, any federal, state, local or other taxes of any kind which the Company, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. Shares of Common Stock may be used to satisfy any such tax withholding. Such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the tax withholding is required to be made, such date to be determined by the Company. In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Plan.

     18.2 NO RIGHT TO EMPLOYMENT OR TO SERVE AS DIRECTOR.

     (a) Neither the adoption of the Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any employee of the Company or any Subsidiary any right to continued
                                      E-2-12
employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.

     (b) This Plan shall not impose any obligation on the Company to retain any individual as a Non-Employee Director nor shall it impose any obligation on the part of any Non-Employee Director to remain as a director of the Company, provided that each Non-Employee Director by accepting each Award under the Plan shall represent to the Company that it is his good faith intention to continue to serve as a director of the Company until its next annual meeting of shareholders and that he agrees to do so unless a change in circumstances arises.

     18.3 UNFUNDED PLAN. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such Award or Award Agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

     18.4 PAYMENTS TO A TRUST. The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participants under the Plan.

     18.5 OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees and directors.

     18.6 LISTING, REGISTRATION AND OTHER LEGAL COMPLIANCE. No Awards or shares of the Common Stock shall be required to be issued or granted under the Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Shares and/or Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Shares and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any

                                      E-2-13
such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to persons subject to
Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of SEC Rule 16b-3.

     18.7 AWARD AGREEMENTS. Each Participant receiving an Award under the Plan shall enter into an Award Agreement with the Company in a form specified by the Committee, provided that Award Agreements shall not be required with respect to grants made pursuant to Section 11. Each such Participant shall agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan.

     18.8 DESIGNATION OF BENEFICIARY. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any option or to receive any payment which under the terms of the Plan and the relevant Award Agreement may become exercisable or payable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

     18.9 LEAVES OF ABSENCE/TRANSFERS. The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

     18.10 GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.


     18.11 EFFECTIVE DATE. The Plan shall be effective upon its approval by the Board and adoption by the Company, subject to the approval of the Plan by the Company's shareholders in accordance with Sections 162(m) and 422 of the Code.


                                      E-2-14

                                                                       EXHIBIT 3

                            AUDIT COMMITTEE CHARTER

                                    CHARTER
                                     OF THE
                                AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                              CAMBREX CORPORATION

PURPOSE

     The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") for the purpose of assisting the Board in fulfilling its responsibility to oversee (i) the integrity of the Company's financial reporting process, including the financial reports and other financial information provided by the Company to its stockholders, any governmental or regulatory body and the public; (ii) the Company's systems of internal accounting and financial controls; (iii) the annual independent audit of the Company's financial statements; (iv) the independent auditors' qualifications and independence; and
(v) the Company's compliance with legal and regulatory requirements to the extent set forth herein.

ORGANIZATION AND MEMBERSHIP

     The Committee shall consist of three or more directors as may be fixed from time to time by the Board. Committee members shall be appointed by the Board at its annual organizational meeting following the annual meeting of stockholders to serve for a term of one year, unless any member shall sooner resign or be removed, with or without cause, by the Board prior to the expiration of his or her term. The Board may appoint a director to fill any vacancy created on the Committee for any reason, and such successor shall serve for the remainder of the term of the Committee member he or she is replacing. The Committee's chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee. In making any such appointments, the Board shall take into account the recommendations of the Corporate Governance Committee.

     Each member of the Committee shall satisfy (i) the independence requirements of the Sarbanes-Oxley Act of 2002 (the "Act") and any rules promulgated by the Securities and Exchange Commission ("SEC") thereunder or by any securities exchange on which the Company's common stock is listed or traded,
(ii) the financial literacy requirements of the securities exchanges on which the Company's common stock is listed or traded and (iii) any other legal or regulatory requirements. At least one member of the Committee shall satisfy the financial expertise requirements of the Act and the rules promulgated by the SEC thereunder, and the requirements of the securities exchanges on which the Company's common stock is listed. In addition, a member of the Committee shall not serve on the audit committees of more than three other public companies unless the Board determines that such simultaneous service will not impair the ability of such member to effectively serve on the Company's audit committee.

     The Committee may from time to time delegate authority to subcommittees when appropriate.

LIMITATION ON AUDIT COMMITTEE'S ROLE

     The Committee's role is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the Company's independent auditors are responsible for auditing those financial statements. In carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

OVERSIGHT FUNCTIONS

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

  Oversight of Independent Auditors and the Audit Process

     The Company's independent auditors shall report directly to the Committee. The Committee shall:

          1. Have the sole authority and responsibility to appoint, retain (subject to stockholder ratification), compensate, evaluate and, where appropriate, terminate the independent auditors, and in this connection shall:

        - Consider such matters as (i) the experience and qualifications of the senior members of the independent auditors' team, (ii) the independent auditors' audit plan and procedures and (iii) whether there should be a regular rotation of the firm acting as the Company's independent auditors;

        - Ensure that the independent auditors' lead (or coordinating) audit partner and concurring review partner do not perform any audit services for the Company for more than five consecutive fiscal years;

        - Request from the independent auditors annually a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards; and

        - Annually obtain and review a report from the independent auditors describing: (i) the independent auditors' internal quality-control procedures; (ii) any material issues raised during the most recent internal quality-control review, or peer review, or in any review by a governmental or professional association within the preceding five years with respect to an audit carried out by the independent auditors; (iii) any steps taken to address such issues; and (iv) all relationships between the independent auditors and the Company and their impact on the independent auditors' independence, all with a view to evaluating the independent auditors' (including the lead partner's) qualifications, performance and independence.

          2. Have the sole authority to review and determine the independent auditors' compensation and the proposed terms of their engagement.

          3. Establish guidelines for, and have the sole authority to approve, in advance, the retention of the independent auditors for any permissible non-audit service and the fee for such service, provided that the Chairman shall have authority to approve permissible services and fees up to a maximum of $25,000 which approval shall be brought to the attention of the Committee at its next meeting.

          4. Establish guidelines for the Company's hiring of employees of the independent auditors, which guidelines shall meet the requirements of applicable law, regulations and listing standards.

  Oversight of Financial Statement Preparation and Financial Reporting

     The Committee shall:

          1. Meet with the independent auditors prior to the audit to discuss the planning and staffing of the audit.

          2. Review with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K), including the Company's disclosure under Management's Discussion and Analysis of Financial Condition and Results of Operations. The Committee shall determine whether to recommend inclusion of these financial statements in these reports.

                                      E-3-2

          3. Review with management and the independent auditors the Company's interim financial results to be included in the Company's Quarterly Reports on Form 10-Q, including the Company's disclosure under Management's Discussion and Analysis of Financial Condition and Results of Operations.

          4. Review with the independent auditors on a periodic basis (not less than quarterly) the matters required to be discussed by Statement of Auditing Standards No. 61, and in particular shall discuss:

        - all critical accounting policies and practices to be used;

        - all alternative treatments of financial information within GAAP for policies and practices related to material items that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments and the independent auditors' preferred treatment;

        - other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences;

        - any problems or difficulties the auditors may have encountered in the course of their audit work, including restrictions on the scope of activities or access to requested information; and

        - any significant disagreements with management.

          5. Discuss generally with management the types of information to be disclosed and types of presentations to be made in connection with earnings press releases and presentations to analysts and rating agencies, including the inclusion and presentation of "non-GAAP financial measures".

  Oversight of the Internal Audit Function, Compliance Matters and Controls

     The Committee shall:

          1. Review the adequacy of the staffing and budget of the Company's internal audit staff, including the appointment and replacement of the senior internal auditing executive.

          2. Discuss with the independent auditors the responsibilities, budget and staffing of the Company's internal audit function.

          3. Review the significant reports to management prepared by the internal auditing department and management's responses.

          4. Consider and discuss with management and the independent auditors the quality and adequacy of the Company's internal controls.

          5. Obtain reports from and discuss with management the Company's major financial risk exposures and the Company's guidelines and policies governing the process by which management assesses and manages the Company's exposure to risk.

          6. Obtain reports from management, the Company's senior internal auditing executive and the independent auditors with respect to compliance by the Company and its subsidiary/foreign affiliated entities with applicable legal requirements and the Company's Code of Business Conduct and Ethics, and advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

          7. Review with management and the independent auditors: (i) material pending legal proceedings and any other contingent liabilities that may have a material impact on the Company's financial statements; (ii) the financial statement effects of pending regulatory and accounting initiatives, including any correspondence with governmental regulators or agencies or published reports that raise material issues regarding the Company's financial statements or accounting policies; and (iii) the potential impact of off-balance sheet structures on the Company's financial statements.

          8. Establish procedures for the receipt, retention and treatment of complaints and allegations which are received by or otherwise come to the attention of the Company regarding accounting, internal accounting controls or auditing matters.
                                      E-3-3

          9. Establish procedures for employees of the Company to report to the Committee, on an anonymous and confidential basis, concerns with respect to accounting or auditing matters.

          10. Review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Company's annual and quarterly filings with the Securities and Exchange Commission about any significant deficiencies in the design or operation of the Company's internal control over financial reporting and disclosure procedures and controls, or material weaknesses therein, and any fraud involving management or other employees who have a significant role in the Company's internal control over financial reporting.

PROCEDURES

     The Committee shall:

          1. Meet as often as deemed necessary or appropriate in its judgment, either in person or by telephone, and report regularly (but not less than quarterly) to the Board. The chairperson of the Committee will preside at each meeting of the Committee and, in consultation with the other members of the Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson will ensure that the agenda for each meeting, together with any other relevant materials, are circulated as soon as reasonably practicable in advance of the meeting.

          2. Meet on a periodic basis (not less than quarterly), in separate executive sessions, with each of management, the internal auditors and the independent auditors.

          3. In discharging its oversight role, be empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, and to request any officer or other employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

          4. Review with the Board on a regular basis any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the independent auditors or the performance of the internal audit function.

          5.  Conduct an annual performance self-evaluation.

          6. Review the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for its approval.

          7. Prepare an Audit Committee Report for inclusion in the Company's proxy statement.

COMMITTEE RESOURCES

     The Committee shall have the authority to engage, determine funding and other retention terms for, and, if necessary, terminate such independent counsel, experts and other advisors as the Committee deems necessary or appropriate to assist in the performance of its functions, and the Company shall make such funding available to the Committee. The officers of the Company shall cause the Company to enter into such retainer or engagement agreements as may be directed by the Committee in order to engage such advisor.

DISCLOSURE

     This Charter shall be made available on the Company's website. The Company shall include a statement in its Annual Report to Stockholders on Form 10-K indicating that a copy of this Charter is available on its website and in print to any stockholder who requests a copy and specifying how such request may be made.

                                      E-3-4

                               CAMBREX CORPORATION

SOLICITED BY BOARD OF DIRECTORS FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

      The undersigned stockholder of Cambrex Corporation, (the "Company") hereby appoints J. A. Mack, L.M. Beshar and S.M. Klosk, and each of them acting singly and each with power of substitution and resubstitution, attorneys and proxies of the undersigned, with all the powers the undersigned would possess if personally present, to vote the shares of Common Stock of the Company which the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders of the Company to be held on April 22, 2004 at 1:00 p.m. at the Sheraton Meadowlands Hotel, Meadowlands Plaza, East Rutherford, New Jersey and any adjournment thereof. Without otherwise limiting the general authorization hereby given, said attorneys and proxies are instructed to vote as indicated on the reverse side hereof on the proposals set forth in the Notice of Annual Meeting of Stockholders of the Company and accompanying Proxy Statement, each dated March 19, 2004.

      THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE 4 NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT ACCOMPANYING THE NOTICE OF SAID MEETING (PROPOSAL NO. 1), "FOR" THE APPROVAL OF THE 2004 INCENTIVE PLAN (PROPOSAL NO. 2) AND "FOR" RATIFICATION OF THE SELECTION OF ACCOUNTANTS (PROPOSAL NO. 3), UNLESS OTHERWISE MARKED.

                                       Please Complete And Sign Proxy On Reverse
                                           Side And Return In Enclosed Envelope.

X     Please mark your
      votes as in this
      example.

1. ELECTION OF DIRECTORS FOR [ ] WITHHOLD [ ] Nominees: Rosina B. Dixon, Roy W.
                                                        Haley, Leon J. Hendrix,
                                                        Jr. and Ilan Kaufthal

For except vote withheld from the following nominee(s)


----------------------------------------

2. Approval of the 2004 Incentive Plan

               FOR               AGAINST               ABSTAIN
               [  ]               [  ]                   [  ]

3. Ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants for 2004

               FOR               AGAINST               ABSTAIN
               [  ]               [  ]                   [  ]


Signature(s) _______________________________________________ Date ______________

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.